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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.                           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ILG, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ILG, INC.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

            Notice is hereby given that the 2018 Annual Meeting of Stockholders (the "Annual Meeting") of ILG, Inc., a Delaware corporation ("ILG"), will be held at                            , on                           , 2018, at           , local time, for the following purposes:

  1.
  To elect thirteen directors, each to serve until the 2019 annual meeting and until his or her successor is duly elected and qualified;

  2.
  To approve, in an advisory non-binding vote, the compensation of our named executive officers;

  3.
  To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for ILG for the fiscal year ending December 31, 2018; and

  4.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

            Please note that FrontFour Capital Group LLC (together with its affiliates and related parties, "FrontFour") has notified ILG of its intent to nominate a slate of four nominees (each, a "FrontFour nominee" and, collectively, the "FrontFour nominees") for election as directors at the Annual Meeting in opposition to the nominees proposed by our Board of Directors. You may receive solicitation materials from FrontFour, including proxy statements and             proxy cards. We are not responsible for the accuracy of any information provided by or relating to FrontFour or their nominees contained in solicitation materials filed or disseminated by or on behalf of FrontFour or any other statements FrontFour or its representatives may make.

            Our Board of Directors does NOT endorse any FrontFour nominee and unanimously recommends that you vote FOR the election of each of the nominees proposed by the Board of Directors on the WHITE proxy card. Our Board of Directors strongly urges you NOT to vote using any             proxy card sent to you by FrontFour. If you have previously submitted a             proxy card sent to you by FrontFour, you can revoke that proxy and vote for our Board of Directors' nominees and on the other matters to be voted on at the Annual Meeting by signing, dating and returning the enclosed WHITE proxy card in the envelope provided to you or by using the telephone or Internet method of voting as shown on the WHITE proxy card.

            This booklet contains our notice of the Annual Meeting and our proxy statement.

            Only stockholders of record at the close of business on                      will be entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting.

            It is extremely important that your shares be represented and voted at the Annual Meeting in light of the competing nominations by FrontFour. Whether or not you plan to attend the Annual Meeting, please vote using the enclosed WHITE proxy card as soon as possible – by telephone or over the Internet, or by signing, dating and returning the enclosed WHITE proxy card. Voting now will not limit your right to change your vote or to attend the Annual Meeting. If you attend the Annual

Meeting and decide to vote in person by ballot at the Annual Meeting, such vote will revoke any prior proxy you may have submitted. If your shares are held in the name of a bank, broker or other holder of record and you wish to revoke a proxy, you should contact your bank, broker or other holder of record and follow its procedures for changing your voting instructions. If your shares are held in the name of a bank, broker or other holder of record, you may vote in person at the Annual Meeting only if you obtain a legal proxy from such bank, broker or other holder of record.

            On behalf of the associates and directors of ILG, we thank you for your continued support and confidence in our company.

By Order of the Board of Directors,

Victoria J. Kincke Secretary

Dated:                           , 2018

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022

Stockholders May Call:
Toll-Free at (877) 800-5192 (from the U.S. and Canada)
(412) 232-3651 (from other locations)
Banks and Brokers May Call Collect: (212) 750-5833

Neither the Securities and Exchange Commission ("SEC") nor any state securities regulatory agency has passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

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PROXY STATEMENT SUMMARY

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

Proxy Statement Summary

This summary highlights information contained elsewhere in this proxy statement, which is first being sent or made available to stockholders on or about                           , 2018. You should read the entire proxy statement carefully before voting. For more information regarding ILG, Inc.'s 2017 performance, please review our 2017 Annual Report on Form 10-K filed with the SEC as of March 1, 2018 (the "2017 Annual Report").

2018 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:                      , 2018 at         EST

Record Date:                      , 2018

Place:

VOTING MATTERS AND RECOMMENDATIONS
Annual Meeting Agenda

Board Vote Recommendation
Election of Directors	FOR nominees listed herein
Advisory vote to approve executive compensation	FOR
Ratification of auditors	FOR

How to Vote

Vote Online	Vote by Phone	Vote by Mail	Vote in Person
You can vote your shares online by locating the Control Number indicated on your WHITE proxy card, accessing the website indicated on the WHITE proxy card and following the easy prompts.	You can vote your shares by locating the Control Number indicated on your WHITE proxy card, dialing the telephone number shown on your WHITE proxy card and following the easy prompts.	You can vote your shares by mail by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided.
You may also vote in person at the annual meeting: If your shares are held in the name of a broker, nominee or other intermediary, you must bring proof of ownership with you to the meeting, as well as a "legal proxy" provided by your broker, nominee or other intermediary.

            Please note that FrontFour has notified ILG of its intent to nominate a slate of four nominees for election as directors at the Annual Meeting in opposition to the nominees proposed by our Board of Directors. You may receive solicitation materials from FrontFour, including a proxy statement and                           proxy card. We are not responsible for the accuracy of any information provided by or relating to FrontFour or their nominees contained in solicitation materials filed or disseminated by or on behalf of FrontFour or any other statements FrontFour or its representatives may make.

            Our Board of Directors does NOT endorse any FrontFour nominee and unanimously recommends that you vote FOR ALL the nominees proposed by the Board of Directors on the WHITE proxy card. Our Board of Directors strongly urges you not to sign or return any                           proxy card sent to you by FrontFour. If you have previously submitted a                           proxy card sent to you by FrontFour, you can revoke that proxy and vote for our Board's nominees and on the other matters to be voted on at the meeting by using the enclosed WHITE proxy card.

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PROXY STATEMENT SUMMARY

CORPORATE GOVERNANCE HIGHLIGHTS

We are committed to strong corporate governance practices, which promote the long-term interests of shareholders, strengthen financial integrity, and foster attractive company performance as demonstrated by the following:

  •
  13 director nominees, of which 11 are independent
  •
  Annually elected board
  •
  Significant shareholder representation on board
  •
  No shareholder rights plan in place
  •
  Independent lead director
  •
  Four new directors in past two years
  •
  Robust stock ownership guidelines
  •
  Majority vote standard to elect directors
  •
  Performance based executive compensation
  •
  Regular board review and self-evaluation
  •
  Single class of stock

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PROXY STATEMENT SUMMARY

Director Nominee Overview

            The following is an overview of the individuals who have been nominated for election to ILG's board of directors at the Annual Meeting. The board believes this group of nominees is diverse in background, skills, and experience and would result in a board that would be well-balanced and effective in overseeing our strategy and management.

		Director	Principal		Key Committee Memberships

Name	Age	Since	Occupation	Independent	AC	CC	NC	EC	SRC

Craig M. Nash	64	2008	Chairman, President and CEO of ILG					X

Avy H. Stein	63	2008	Co-Chairman Cresset Wealth Advisors & Managing Partner Willis Stein & Partners	X		Chair		X	Chair

David Flowers	63	2008	Private Investor and Former SVP Liberty Media	X

Victoria L. Freed	61	2013	SVP Sales, Trade Support and Service, Royal Caribbean International	X		X

Lizanne Galbreath	60	2016	Managing Partner Galbreath & Company	X			X

Chad Hollingsworth	40	2015	SVP, Corporate Development Liberty Media	X			X		X

Lewis J. Korman	73	2008	Business Advisor	X	Chair		X

Thomas J. Kuhn	55	2008	Of Counsel Covington & Burling LLP	X	X		Chair	X

Thomas J. McInerney	53	2008	CEO Altaba Inc.	X	X				X

Thomas P. Murphy, Jr.	69	2008	Chairman and CEO Coastal Construction Group	X		X

Stephen R. Quazzo	58	2016	CEO & Co-Founder Pearlmark Real Estate, LLC	X	X

Sergio D. Rivera	55	2016	President & CEO ILG Vacation Ownership

Thomas O. Ryder	73	2016	Former Chairman of Reader's Digest Association, Inc.	X		X

AC: Audit Committee	CC: Compensation Committee	NC: Nominating Committee	EC: Executive Committee	SRC: Strategic Review Committee

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PROXY STATEMENT SUMMARY

2017 Stockholder Performance Highlights

  •
  Increased revenues by $430 million to $1.8 billion

  •
  Invested $350 million in the business, primarily to drive vacation ownership sales and related recurring revenues

  •
  Returned $102 million to shareholders through dividends and stock repurchases

  •
  Increased quarterly dividend by 25% to $0.15 per share from $0.12

  •
  Consolidated timeshare contract sales on a pro-forma basis increased 11%. Excluding the estimated impact of the hurricanes, the increase would have been 15%

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PROXY STATEMENT SUMMARY
  •
  Opened two world-class resorts, The Westin Nanea Ocean Villas and Westin Los Cabos Resort Villas and Spa, and expanded several other properties growing the number of vacation ownership units by nearly 700, or 11%

  •
  Enhanced our product offering through the introduction of two new multi-site programs, Westin Aventuras and Hyatt Residence Club Portfolio Program

  •
  Interval International added 63 resorts in 20 countries and launched its hotel exchange product

  •
  Maintained operations through a series of destructive hurricanes, while keeping guests and associates safe

  •
  Created the ILG Relief Fund to assist those in need following the storms, which has provided grants to over 460 associates in Puerto Rico, the U.S. Virgin Islands and Florida

These successes create an environment for continued strong earnings and cash flow performance, which the Company believes will lead to enhanced stockholder value.

For reconciliations, see Appendix A.

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PROXY STATEMENT SUMMARY

Key Elements of Our Executive Compensation Program

Our Compensation and Human Resources committee believes that our executive compensation program follows best practices and is designed to attract, reward, motivate, and retain top executives. In order to provide appropriate incentives, a significant portion of each executive's pay is based on corporate performance and is aligned to long-term stockholders' interests. The charts below show the pay mix for the chief executive officer and the average of the remaining named executive officers at target.

CEO Target Compensation	Other NEO Average Target Compensation

The annual incentive payouts are based on a combination of consolidated Adjusted EBITDA, consolidated revenue, business Adjusted EBITDA, and business revenue targets. For all named executive officers, these factors account for between 70% and 100% of the annual incentive. Long-term incentives are earned based on a combination of achieving operating metrics, Adjusted EBITDA performance and relative total shareholder return.

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PROXY STATEMENT SUMMARY

Performance Highlights

ILG delivered excellent results for stockholders in 2017 as we continued to propel our business forward and position ourselves as a leader in the vacation ownership space.

1.	In this proxy statement, TSR is calculated by adding cumulative dividends to the ending stock price, and dividing this by the beginning stock price.
2.	Reconcilations to non GAAP measures can be found in Appendix A.

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ILG, INC.
6262 SUNSET DRIVE
MIAMI, FLORIDA 33143

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

PROXY STATEMENT FOR THE
2018 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

            This proxy statement and the enclosed WHITE proxy card are furnished to you in connection with the solicitation of proxies by the Board of Directors of ILG for use at ILG's 2018 Annual Meeting of Stockholders. The Annual Meeting will be held at                      on                  , 2018, at          , local time.

            The proxy materials, including this proxy statement, WHITE proxy card and our 2017 Annual Report, are being mailed on or about                       , 2018 to all stockholders of record at the close of business on                      . This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

            It is important that your shares be represented and voted at the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy in advance via the internet, the telephone or by signing, dating and returning the enclosed WHITE proxy card so that if you are unable to attend the Annual Meeting, your shares can still be represented and voted. Voting now will not limit your right to change your vote or to attend the Annual Meeting.

            If you are a registered stockholder, you may use the enclosed WHITE proxy card to vote by Internet, by telephone or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided. If you beneficially hold your shares in "street name" through a bank, broker or other nominee, please follow the instructions on the WHITE voting instruction form provided to you by such nominee to vote by Internet, by telephone or by signing, dating and returning the enclosed WHITE voting instruction form in the postage-paid envelope provided.

            Proxies will be voted at the Annual Meeting in accordance with the specifications you make on the proxy. If you sign the WHITE proxy card or submit a proxy by telephone or over the Internet and do not specify how your shares are to be voted, your shares will be voted in accordance with the recommendations of our Board of Directors.

            Please note that FrontFour has notified ILG of its intent to nominate its slate of four nominees for election as directors at the Annual Meeting in opposition to the nominees by our Board of Directors. You may receive solicitation materials from FrontFour, including a proxy statement and                  proxy card. We are not responsible for the accuracy of any information provided by or relating to FrontFour or their nominees contained in solicitation materials filed or disseminated by or on behalf of FrontFour or any other statements FrontFour or its representatives may make.

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            Our Board of Directors does NOT endorse any FrontFour nominee and unanimously recommends that you vote FOR the election of each of the nominees proposed by the Board of Directors on the WHITE proxy card. Our Board of Directors strongly urges you not to sign or return any                  proxy card sent to you by FrontFour. Voting to "withhold" with respect to any of FrontFour's nominees on its proxy card is not the same as voting for the nominees proposed by our Board of Directors, because a vote to "withhold" with respect to any of FrontFour's nominees will revoke any previous WHITE proxy submitted by you. If you have previously submitted a                  proxy card sent to you by FrontFour, you can revoke that proxy and vote for our Board's nominees and on the other matters to be voted on at the Annual Meeting by using the enclosed WHITE proxy card. Only your latest dated proxy will count.

            Electronic Access.    Stockholders have the ability to access the proxy materials on the following website: https://www.eproxyaccess.com/ilg2018. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to the proxy materials and a link to the proxy voting site. Your election to receive proxy materials electronically or in printed form by mail will remain in effect until you terminate such election. Choosing to receive future proxy materials electronically will allow us to provide you with the information you need in a timelier manner, will save us the cost of printing and mailing documents to you and will conserve natural resources.

            Help in Voting Your Shares.    ILG stockholders who need assistance in voting their shares or need additional copies of the proxy materials may call:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022

Stockholders May Call:
Toll-Free at (877) 800-5192 (from the U.S. and Canada)
(412) 232-3651 (from other locations)
Banks and Brokers May Call Collect: (212) 750-5833

9

Questions and Answers

What matters will ILG stockholders vote on at the Annual Meeting, what vote is required for each matter and what are the recommendations of our Board of Directors?

            ILG stockholders will vote on the following proposals:

  •
  Proposal 1—To elect thirteen directors, each to serve until the 2019 annual meeting and until his or her successor is duly elected and qualified.

  FrontFour has notified our Board of Directors of its intent to nominate a slate of four nominees for election as directors in opposition to the nominees recommended by our Board of Directors in this proxy statement. If FrontFour does, in fact, nominate any individuals for election as directors at the Annual Meeting, the majority voting policy set forth in our corporate governance guidelines with respect to the election of directors will not apply and the thirteen nominees receiving the highest number of FOR votes will be elected. Votes withheld and broker non-votes are not votes cast and will result in the applicable nominees receiving fewer "FOR" votes for purposes of determining the nominees receiving the highest number of "FOR" votes.

      Our Board of Directors recommends that you vote FOR ALL in Proposal 1 on the WHITE proxy card to elect each of the thirteen director nominees listed in this proxy statement.

      It will NOT help any of the ILG nominees if you sign and return a                           proxy card sent by FrontFour, even if you withhold on their director nominees using FrontFour's                           proxy card. Doing so will cancel any previous vote you may have cast on the WHITE proxy card. The only way to support our Board of Director's nominees is to vote FOR our Board of Director's nominees on the WHITE proxy card and to disregard and not return any                           proxy card that you receive from FrontFour.

  •
  Proposal 2—To approve, in an advisory non-binding vote, the compensation of our named executive officers.

  Proposal 2 requires the affirmative approval of a majority of votes cast by holders of our common stock present in person, or by proxy, at the Annual Meeting. Abstentions and broker non-votes will not be considered votes cast on the proposal and will not have a positive or negative effect on the outcome of the proposal. Broker non-votes will be counted as present, but are not entitled to vote on the proposal.

      Our Board of Directors recommends that you vote FOR in Proposal 2 on the WHITE proxy card to approve the non-binding advisory resolution on executive compensation.

  •
  Proposal 3—To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for ILG for the fiscal year ending December 31, 2018.

  Proposal 3 requires the affirmative approval of a majority of votes cast by holders of our common stock present in person, or by proxy, at the Annual Meeting. Abstentions will not be considered votes cast on the proposal and will not have a positive or negative effect on the outcome of this proposal. Broker non-votes will be counted as present, but are not entitled to vote on the proposal.

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      Our Board of Directors recommends that you vote FOR in Proposal 3 on the WHITE proxy card to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm.

  •
  Other Items—If any other item requiring a stockholder vote should come before the Annual Meeting, the vote required will be determined in accordance with applicable law, NASDAQ rules and our Amended and Restated Certificate of Incorporation and Bylaws, as applicable.

Do you expect other candidates to be nominated for election as directors at the Annual Meeting in opposition to the Board's nominees?

            Yes. FrontFour, a stockholder of the Company, which we understand beneficially owns approximately       % of our common stock (inclusive of           shares of which are held in record name and                shares of common stock underlying certain call options), has notified ILG of its intent to nominate a slate of four nominees for election as directors at the Annual Meeting in opposition to the nominees recommended by our Board of Directors. Our Board of Directors does not endorse any FrontFour nominee and unanimously recommends that you vote FOR the election of each of the nominees proposed by our Board of Directors by using the enclosed WHITE proxy card. Our Board of Directors strongly urges you not to sign or return any                           proxy card sent to you by FrontFour. Voting to "withhold" with respect to any of FrontFour's nominees on its                           proxy card is not the same as voting for the nominees proposed by our Board of Directors because even a vote to "withhold" with respect to any of FrontFour's nominees on its                           proxy card will revoke any previous WHITE proxy submitted by you.

How will my shares be voted?

            The common stock represented by your proxy on the WHITE proxy card will be voted in accordance with specifications provided on your WHITE proxy card or voting instruction form or with specifications you provided by telephone or Internet. If any other matters shall properly come before the Annual Meeting, the persons named in your proxy, or their substitutes, will determine how to vote thereon in accordance with their judgment, to the extent permitted by Rule 14(a)-4(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). At this time our Board of Directors does not know of any other matters that will be presented for action at the Annual Meeting that are not addressed in this proxy statement.

What happens if I do not give specific voting instructions?

  •
  Stockholders of Record.    If you are a stockholder of record and you sign and return a WHITE proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this proxy statement, i.e., for the election of the thirteen directors as set forth under Proposal 1 (Election of Directors) and nominated herein, in favor of Proposal 2 (approval of non-binding advisory resolution on executive compensation), and in favor of Proposal 3 (ratification of Ernst & Young LLP as independent registered public accounting firm) and as the proxy holders or their substitutes may determine in their discretion, to the extent permitted by Rule 14(a)-4(c) under the Exchange Act, with respect to any other matters properly presented for a vote at the Annual Meeting.

  •
  Beneficial Owners of Shares Held in Street Name.    If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities

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    exchanges, the organization that holds your shares may generally vote on "routine" matters but cannot vote on "non-routine" matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a "non-routine" matter, the organization that holds your shares will note that it does not have the authority to vote on such matters with respect to your shares. This is generally referred to as a "broker non-vote." Proposal 3, the ratification of the appointment of Ernst & Young, LLP as the Company's independent registered public accounting firm for fiscal 2018, is normally considered a routine matter in uncontested elections for which the brokerage firm, financial institution or other nominee who holds your shares can vote your shares even if it has not received instructions from you. However, if FrontFour provides its proxy materials to your broker to forward to you on their behalf, your broker will not have discretion to vote on "routine" matters, and therefore your broker would not have discretion to vote on Proposal 3. In addition, all other proposals in this proxy statement are non-routine matters and accordingly a brokerage firm, financial institution or other nominee cannot vote your shares on those proposals without your instructions. Although broker non-votes are not voted on any non-routine matters, they will be counted in determining whether a quorum is present. If your shares are held of record by a bank, broker, or other nominee, we urge you to give instructions to your bank, broker, or other nominee as to how you wish your shares to be voted so that you may participate in the stockholder voting on these important matters.

How will I receive the proxy materials?

            We are mailing a printed copy of this proxy statement, the accompanying WHITE proxy card and the 2017 Annual Report to our stockholders beginning on or about                           , 2018.

            Alternatively, you can view the proxy materials for the Annual Meeting on the Internet: https://www.eproxyaccess.com/ilg2018. Our proxy materials are also available on our Investor Relations website at www.ilg.com.

Why did I receive these proxy materials?

            You have received these proxy materials because you are a stockholder of ILG, and our Board of Directors is soliciting authority, or proxy, to vote your shares at the Annual Meeting. These proxy materials include our notice of the Annual Meeting, proxy statement and 2017 Annual Report. These materials also include the WHITE proxy card or voting instruction form for the Annual Meeting. WHITE proxy cards are being solicited on behalf of our Board of Directors. The proxy materials include detailed information about the matters that will be discussed and voted on at the Annual Meeting and provide updated information about ILG that you should consider in order to make an informed decision when voting your shares.

What is a proxy?

            It is your legal designation of another person to vote on matters transacted at the Annual Meeting based upon the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. The form of WHITE proxy card included with this proxy statement designates each of Craig M. Nash and William L. Harvey as proxies for the Annual Meeting.

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What is a proxy statement?

            It is a disclosure document that the SEC's regulations require us to give you so that you can make an informed voting decision when we ask you to sign the WHITE proxy card designating individuals as proxies to vote on your behalf.

Who may vote at the Annual Meeting?

            If you owned our stock at the close of business on                           , 2018, the record date, you may attend and vote at the Annual Meeting. At the close of business on                           , there were                           shares of our common stock outstanding and entitled to vote at the Annual Meeting. Holders of our common stock at the close of business on the record date are entitled to one vote per share on all matters voted on at the Annual Meeting. No stockholders becoming owners of record after the record date will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof.

What is the quorum requirement for the Annual Meeting?

            We will have a quorum and will be able to conduct the business of the Annual Meeting if the holders of a majority of the outstanding shares of our common stock as of the record date are present at the Annual Meeting, either in person or by proxy. Proxies we receive marked as abstentions or any broker non-votes (shares held in "street name" by a broker or nominee that does not have discretionary authority to vote on a particular matter and has not received voting instructions from its client) will be included in the calculation of the number of shares considered to be present at the Annual Meeting.

What is the difference between a stockholder of record and a stockholder who holds stock in street name?

            If your shares are registered in your name, you are a stockholder of record. When you properly vote in accordance with the instructions provided in the WHITE voting instruction form, you are instructing the named proxies to vote your shares in the manner you indicate on your proxy.

            If your shares are held in the name of your broker or other institution, your shares are held in "street name." Your broker or other institution or its respective nominee is the stockholder of record for your shares. As the holder of record, only your broker, other institution or nominee is authorized to vote or grant a proxy for your shares. Accordingly, if you wish to vote your shares in person, you must contact your broker or other institution to obtain the authority to do so in the form of a "legal proxy" which you must provide at the Annual Meeting. When you properly vote in accordance with the instructions provided in the WHITE voting instruction form, you are giving your broker, other institution or nominee instructions on how to vote the shares they hold for you on your behalf.

            Applicable SEC and NASDAQ regulations severely limit the matters your broker may vote on without having been instructed to do so by you, especially as they relate to the election of directors, ratification of accountants (in a contested election) and compensation matters. We urge you to instruct your broker about how you wish your shares to be voted. For additional information, refer to the answers provided under the question "What happens if I do not give specific voting instructions?" set forth above.

What do I need to do to vote at the Annual Meeting?

            We encourage you to vote promptly by following the instructions indicated on your WHITE proxy card or voting instruction form. Telephone and Internet voting are available through 11:59 p.m. Eastern Time on                           ,                            , 2018. If your shares are registered in your name,

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then you are a "registered holder" and you may vote in person at the Annual Meeting or by proxy. Registered and beneficial holders may vote in one or more of the following ways:

  •
  By Internet.    You may vote your shares over the Internet by using the control number found on your WHITE proxy card or voting instruction form and following the steps outlined on the secure website. The Internet voting system allows you to confirm that the system has properly recorded your votes.

  •
  By Telephone.    You may vote your shares by calling the number found on your WHITE proxy card or voting instruction form and following instructions provided by the recorded message. You may vote by telephone 24 hours a day. As with the Internet voting system, you will be able to confirm that the system has properly recorded your votes.

  •
  By Mail.    You may vote by mail by completing, signing and dating your WHITE proxy card if your shares are held of record in your name or, for shares held beneficially in "street name," by following the voting instructions included by your stockbroker, trustee or nominee, and mailing it in the enclosed envelope.

  •
  In Person.    If your shares are held of record by our transfer agent in your name as of the record date, you may vote at the Annual Meeting by providing a ballot or proxy at the Annual Meeting. If you are a beneficial holder of shares held in "street name" through a broker, trustee, bank or other nominee that holds shares on your behalf, you may vote in person at the Annual Meeting by obtaining a legal proxy from the nominee that holds your shares.

            Even if you plan to attend the Annual Meeting, we encourage you to vote your shares in advance via the internet, the telephone or by signing, dating and returning the WHITE proxy card so that if you are unable to attend the Annual Meeting, your shares can still be voted. Voting now will not limit your right to change your vote or to attend the Annual Meeting.

            Only persons with proof of stock ownership as of the record date and/or their designated representatives will be admitted to the Annual Meeting. If you are a registered stockholder, please bring a form of photo identification with you to the Annual Meeting. If your shares are not registered in your name, you must bring proof of share ownership (such as a recent bank or brokerage firm account statement, together with photo identification) to be admitted to the Annual Meeting. If you do not have valid photo identification or proof of your stock ownership, you will not be admitted to the meeting. For security purposes, packs and bags will be inspected and you may be required to check these items. Please arrive early enough to allow yourself adequate time to clear security.

Can I change my vote or revoke my proxy?

            You may revoke your proxy at any time before a vote is taken at the Annual Meeting by giving notice to us in writing or at the Annual Meeting or by executing and forwarding a later-dated proxy to us or voting a later proxy by telephone or the Internet. You can also change your vote by voting in person at the Annual Meeting, but your presence at the Annual Meeting will not automatically revoke your proxy. If you are a beneficial stockholder only, you should check with the broker, trustee, bank or other nominee who holds your shares to determine how to change or revoke your vote.

            If you have previously signed a                           proxy card sent to you by FrontFour or otherwise voted according to instructions provided by FrontFour, you may change your vote by marking, signing, dating and returning the enclosed WHITE proxy card in the accompanying postage-prepaid envelope or by voting by telephone or via the Internet by following the instructions on your WHITE proxy card or voting instruction form above. Voting using a                           proxy

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card sent to you by FrontFour will revoke votes you have previously made via ILG's WHITE proxy card.

            Only the latest validly executed proxy that you submit will be counted.

Are votes confidential? Who counts the votes?

            The votes of all stockholders are held in confidence from directors, officers and employees, except (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against ILG, (b) in case of a contested proxy solicitation (if FrontFour nominates its slate of nominees for election as directors at the Annual Meeting, then the Annual Meeting will be a contested proxy solicitation), (c) if a stockholder makes a written comment on the WHITE proxy card or otherwise communicates his/her vote to management, or (d) to allow the independent inspectors of election to certify the results of the vote. The independent inspectors of election count the votes.

Where can I find the voting results of the Annual Meeting?

            We will publicly disclose the preliminary voting results of the Annual Meeting on a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting. The final voting results, which are tallied and certified by independent inspectors will be published as soon as possible thereafter.

Who is paying for the preparation and mailing of the proxy materials and how will solicitations be made?

            We will pay the expenses of soliciting proxies on the WHITE proxy card. Proxies on the WHITE proxy card may be solicited on our behalf by directors, officers or employees in person or by telephone, mail, electronic transmission, facsimile transmission or telegram. ILG will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material on our behalf to stockholders and ILG will reimburse such institutions for their out-of-pocket expenses incurred.

            We have hired Innisfree M&A Incorporated ("Innisfree") to assist us in the solicitation of proxies for a fee of up to $             , plus out-of-pocket expenses. In connection with its retention, Innisfree has agreed to provide consulting and analytic services upon request. Innisfree estimates that approximately             of its employees will assist in ILG's proxy solicitation. In addition to mail and email, proxies on the WHITE proxy card may be solicited personally, in person or by telephone, mail, electronic transmission, facsimile transmission or telegram, by certain of our directors, officers and employees named in Appendix B without special compensation, other than reimbursement for expenses. Additional information about persons who are participants in this proxy solicitation is set forth in Appendix B. Our aggregate expenses in connection with our solicitation of proxies, excluding salaries and wages of our officers and regular employees, are expected to aggregate to approximately $             , of which approximately $             has been spent to date.

What does it mean if I receive more than one package of proxy materials?

            This means that you have multiple accounts holding ILG shares. These may include: accounts with our transfer agent, Computershare Investor Services, and accounts with a broker, bank or other holder of record. In order to vote all of the shares held by you in multiple accounts, you will need to vote the shares held in each account separately. Please follow the voting instructions provided on the WHITE proxy card or WHITE voting instruction forms that you receive to ensure that all of your shares are voted.

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How do I contact our Board of Directors?

            You can send written communications to one or more members of our Board of Directors, addressed to:

    Chairman, Board of Directors
    c/o Secretary
    ILG, Inc.
    6262 Sunset Drive
    Miami, Florida 33143

            All such communications will be forwarded to the relevant director(s), except for solicitations or other matters unrelated to ILG.

How do I submit a stockholder proposal or nominate directors for the 2019 annual meeting?

            Our 2019 annual meeting is currently expected to be held in May 2019. To be eligible under the SEC stockholder proposal rule (Rule 14a-8 promulgated under the Exchange Act) for inclusion in next year's proxy statement, and form of proxy, a stockholder must submit the proposal in writing so that we receive it no earlier than                            and no later than 5:00 p.m. Eastern Time on                           . Proposals should be addressed to ILG's Secretary at 6262 Sunset Drive, Miami, Florida 33143. Even if a stockholder proposal is not eligible for inclusion in our proxy statement pursuant to Rule 14a-8, the proposal may still be offered for consideration at an annual meeting according to the procedures set forth in our Bylaws. Our Bylaws contain certain advance notice requirements with respect to any stockholder proposal and of any nominations by stockholders of persons to stand for election as directors at a stockholders' meeting. To be adequate, that notice must contain the information specified in our Bylaws and be received by us not earlier than                           , 2019 nor later than 5:00 p.m., Eastern Time, on                           , 2019. If, however, the date of the Annual Meeting is advanced or delayed by more than 30 days from                           , 2019, timely notice by the stockholder must be delivered not later than the 90th day prior to the date of such Annual Meeting or, if later, the tenth day following the day on which public announcement of the date of such meeting is first made.

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BACKGROUND TO THE SOLICITATION

            On an ongoing basis, ILG's Board of Directors and senior management team review ILG's performance, future growth prospects and overall strategic direction and consider potential opportunities to strengthen ILG's businesses and enhance stockholder value.

            On January 24, 2017, ILG entered into a confidentiality agreement with another company in our industry in connection with a potential business combination of both companies.

            From the end of January 2017 through June 2017, at the direction and under the supervision of ILG's Board of Directors, including active involvement by its Executive Committee, ILG, together with its outside financial and legal advisors, engaged in reciprocal due diligence with that company. During that time, representatives of both companies (including our lead director) met on various occasions to discuss the terms of a potential business combination. Ultimately, the parties were unable to reach mutually agreeable transaction terms and decided not to proceed with a transaction at that time.

            On May 5, 2017, at the request of FrontFour, ILG's lead independent director and ILG's head of investor relations had a call with FrontFour to discuss FrontFour's investment in ILG and its views on the company, including the Vistana acquisition, corporate governance, and potential future opportunities.

            On May 15, 2017, FrontFour filed a Schedule 13F with the SEC disclosing beneficial ownership as of March 31, 2017 of 1,352,735 shares of ILG's common stock (representing approximately 1% of ILG's then outstanding common stock), of which 525,800 shares were in the form of unexercised options. As of its most recent 13F filing on February 14, 2018, FrontFour disclosed beneficial ownership of 1,252,980 shares of ILG's common stock (representing approximately 1% of ILG's outstanding common stock), of which 500,400 shares were in the form of unexercised options.

            On May 24, 2017, FrontFour issued a public letter to the ILG Board of Directors calling for a business combination between ILG and Marriott Vacations Worldwide Corporation ("Marriott Vacations").

            On May 25, 2017, ILG held an investor day, which was attended by a representative of FrontFour, at which ILG executives provided an in-depth discussion of ILG's strategic direction.

            On June 6, 2017, during an investor conference sponsored by Goldman Sachs, FrontFour met with three members of ILG's senior executive team; its Chairman and Chief Executive Officer, Mr. Nash, its President and Chief Executive Officer of Vacation Ownership, Sergio Rivera, and its Chief Financial Officer, William Harvey, as well as its head of investor relations, to discuss ILG's business and strategic direction.

            On November 27, 2017, the Board of Directors received a letter from FrontFour in which FrontFour urged the Board of Directors to pursue a combination with Marriott Vacations.

            On December 5, 2017, in order to accommodate a request made by FrontFour, upon an invitation from the Board of Directors, representatives of FrontFour joined by teleconference a regularly scheduled meeting of the Board of Directors to express their views regarding a potential business combination with Marriott Vacations (which included a presentation that FrontFour sent to the Board of Directors on the prior day). The ILG management directors did not participate in this discussion.

            During that same meeting the Board of Directors formally established a strategic review committee of independent directors to review, evaluate, negotiate and make recommendations to the Board of Directors with respect to potential strategic and financial alternatives that may be available

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to ILG. The strategic review committee is comprised of Chad Hollingsworth, Thomas J. McInerney and Avy H. Stein. To support its review, the committee engaged Goldman, Sachs & Co. LLC and Moelis & Company to serve as its financial advisors and Paul, Weiss, Rifkind, Wharton & Garrison LLP to serve as its legal advisor.

            Beginning in December 2017, the strategic review committee met on multiple occasions to explore potential strategic and financial alternatives, and subsequently engaged in discussions with multiple parties regarding the same.

            On January 29, 2018, FrontFour delivered a formal notice of nomination to ILG stating its intent to nominate a slate of four individuals, Michelle Felman, James E. Hyman, Emanuel R. Pearlman and Simon M. Turner, to stand for election at the Annual Meeting. Later that day, representatives of FrontFour delivered to ILG a demand to inspect certain books, records and documents of ILG.

            On February 8, 2018, the strategic review committee met by telephonic conference, together with its advisors and members of ILG management, to discuss the notice of nomination submitted by FrontFour and subsequent conversations between representatives of ILG and FrontFour. The committee agreed to engage with FrontFour in order to learn more about their nominees to evaluate their candidacy for the ILG Board of Directors.

            On February 21, 2018, FrontFour released a public letter to the shareholders of ILG, again urging ILG to pursue a business combination with Marriott Vacations, and asserting its support for its four director nominees.

            On February 22, 2018, ILG's general counsel, Victoria Kincke, sent an email to David Lorber at FrontFour, proposing several dates for the ILG Nominating Committee to meet in-person in New York City with FrontFour's nominees to conduct interviews of each director candidate.

            On February 27, 2018, Mr. Lorber responded to Ms. Kincke's email, indicating that it would not make FrontFour's nominees available for interviews until a group of independent members of ILG's Board met again with FrontFour to discuss ILG's board composition, corporate governance and strategic direction.

            On February 28, 2018, during its quarterly earnings call, ILG management announced that the Board of Directors had established the strategic review committee to explore potential strategic opportunities.

            During a regularly scheduled meeting of the strategic review committee held on March 1, 2018, the strategic review committee and its financial and legal advisors discussed FrontFour's refusal to allow representatives of the Board of Directors to interview FrontFour's nominees and gauge their qualifications. The committee agreed that its advisors would reach out to FrontFour to better understand the basis for this refusal and any further demands FrontFour intended to make.

            On March 8 and 9, 2018, financial advisors of the strategic review committee contacted representatives of FrontFour by telephone to convey to FrontFour the continued desire of the Board of Directors to meet with FrontFour's nominees. During that conversation, FrontFour again refused to make its nominees available to the Board of Directors for interviews.

            On March 15, 2018, FrontFour issued a public letter to the Board of Directors indicating that it was encouraged by the formation of a strategic review committee, but alleging that the Board of Directors was not interested in a constructive dialog and complaining that the record date for the Annual Meeting had not yet been set. Despite its prior refusals to allow the Board of Directors to meet with its nominees, FrontFour insisted that it would make its nominees available for interviews and maintained that it wished to work constructively and in good faith with the Board of Directors.

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            On March 16, 2018, ILG released a public statement in response to FrontFour's letter. In its statement, ILG noted that the assertions in FrontFour's letter were not accurate, reaffirmed the Board of Directors' desire to conduct customary interviews of FrontFour's nominees and stated that it would be happy to schedule additional meetings between FrontFour and the independent members of its Board of Directors. The statement also noted that it was ILG's customary practice to set the record date shortly before the definitive proxy statement is mailed to shareholders.

            On April 2, 2018, the nominating committee submitted for the approval of the Board of Directors its list of director nominees. After considering the considerable qualifications and experience of the members of the Board of Directors, the nominating committee proposed the nomination of Craig M. Nash, David Flowers, Victoria L. Freed, Lizanne Galbreath, Chad Hollingsworth, Lewis J. Korman, Thomas J. Kuhn, Thomas J. McInerney, Thomas P. Murphy, Jr., Stephen R. Quazzo, Sergio D. Rivera, Thomas O. Ryder and Avy H. Stein.

            As of April 15, 2018, FrontFour had not made its nominees available to be interviewed by the Board of Directors.

            On April 16, 2018, ILG filed its preliminary proxy statement with the SEC.

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PROPOSALS REQUIRING YOUR VOTE

            The following three proposals will be presented at the 2018 Annual Meeting for your vote. When voting by Internet or telephone, you will be instructed how to vote for or against or abstain from voting on these proposals. If you received a printed copy of your proxy materials, space is provided on the WHITE proxy card to vote for or against or abstain from voting on each of the proposals.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED IN PROPOSAL 1, AND FOR PROPOSALS 2 AND 3 ON THE WHITE PROXY CARD.

PROPOSAL 1—ELECTION OF DIRECTORS

            At the Annual Meeting, ILG's stockholders will be asked to vote for the election of thirteen directors, each to serve until the next annual meeting and until his or her successor is duly elected and qualified. All of the nominees named below are incumbent directors. Qurate Retail Group (formerly Liberty Interactive Corporation) ("Qurate") has the right to nominate two directors serving on ILG's board and Starwood Hotels & Resorts Worldwide, LLC ("Starwood"), previously had the right to nominate four directors serving on ILG's board, in each case as described in more detail below under "Certain Relationships and Related Transactions."

            Common stock represented by proxies on the WHITE proxy card, unless otherwise specified, will be voted for the election of the thirteen nominees named below. If, by reason of death or other unexpected occurrence, any one or more of the nominees should not be available for election, the proxies on the WHITE proxy card will be voted for the election of one or more substitute nominees as the board may nominate.

            None of the nominees is related to another or to any other director or any executive officer of the Company by blood, marriage, or adoption.

            It is expected that all nominees proposed by our Board of Directors will be able to serve on the board if elected. However, if before the election one or more nominees are unable to serve or for good cause will not serve (a situation that we do not anticipate), the proxy holders named on the WHITE proxy card will vote the proxies for the remaining nominees and for substitute nominees chosen by our Board of Directors. If any substitute nominees are designated, we will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected, and includes certain biographical and other information about such nominees required by the rules of the SEC.

            Appendix B sets forth information relating to our directors, nominees for directors and certain of our officers and employees who are considered "participants" in our solicitation under the rules of the SEC by reason of their position as directors of ILG, as nominees for directors or because they may be soliciting proxies on our behalf.

Recommendation

            THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE ON THE WHITE PROXY CARD OR BY INTERNET OR TELEPHONE AS SET FORTH ON THE WHITE PROXY CARD "FOR ALL" THE NOMINEES IDENTIFIED BELOW.

            FrontFour has notified the Company of its intent to nominate its slate of four nominees for election as directors at the Annual Meeting. Our Board does not endorse any FrontFour nominee and unanimously recommends that you vote FOR the election of each of the nominees listed on the WHITE proxy card. Our Board of Directors strongly urges you NOT to vote using any

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proxy card sent to you by FrontFour. Voting to "withhold" with respect to any of FrontFour's nominees on its                  proxy card is not the same as voting for our Board's nominees, because a vote to "withhold" with respect to any of FrontFour's nominees on its                  proxy card will revoke any previous WHITE proxy submitted by you. If you have already voted using a             proxy card, you have every right to change it and we urge you to revoke that proxy by voting in favor of our Board's nominees by using the enclosed WHITE proxy card. Only the latest validly executed proxy that you submit will be counted.

            The thirteen nominees receiving the highest number of FOR votes will be elected. Votes withheld and broker non-votes are not votes cast and will result in the applicable nominees receiving fewer "FOR" votes for purposes of determining the nominees receiving the highest number of "FOR" votes.

            If you have any questions or require any assistance with voting your shares, please call our proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022

Stockholders May Call:
Toll-Free at (877) 800-5192 (from the U.S. and Canada)
(412) 232-3651 (from other locations)
Banks and Brokers May Call Collect: (212) 750-5833

            The following information is supplied for each person that our Board of Directors nominated and recommended for election and is based upon our records and information furnished to us by the nominees. It includes the experience, qualifications, attributes or skills that caused the nominating committee and the Board of Directors to conclude that the person should serve as one of our directors.

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Information Regarding the Director Nominees

Director Since: 2008 Board Committees: None Age: 64	CRAIG M. NASH

Position, Principal Occupation and Professional Experience:

Chairman, President, and Chief Executive Officer of ILG. Mr. Nash served as President of Interval International from August 1989 until September 2014. Prior to assuming this role, Mr. Nash served in a series of increasingly significant roles with Interval International, including as General Counsel. Mr. Nash joined Interval in 1982. Mr. Nash serves on the Board of Directors of the American Resort Development Association and is also a member of its Executive Committee.

Other Current Public Directorships:

None

Prior Public Company Directorships (within the last five years):

None

Director Qualifications:

Mr. Nash's qualifications to serve on the Board include his industry, strategic, operational and legal experience as our chief executive officer and as a member of the executive committee of the American Resort Development Association as well as his role in promoting the foundation of constructive regulation regarding the shared ownership industry.

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Director Since: 2008 Board Committees: None Age: 63	DAVID FLOWERS

Position, Principal Occupation and Professional Experience:

Mr. Flowers has served as a director of ILG since August 2008. Prior to December 31, 2014, Mr. Flowers served as Senior Vice President and Managing Director, Alternative Investments of Liberty Media Corporation, which holds ownership interests in a broad range of electronic retailing, media, communication and entertainment businesses, since October 2000, Treasurer since April 1997 and Vice President since June 1995. He also served as Senior Vice President and Treasurer of Discovery Holding Company from May 2005 to September 2008. Mr. Flowers was a member of the board of directors of Sirius XM Radio Inc., a subscription satellite radio company from March 2009 until December 2014. Since October 2015, he has served on the board and as chairman of the audit committee and on the remuneration committee of Digital Global Services Ltd. ("DGS"), a London AIM-listed provider of outsourced online customer acquisition solutions. DGS became a private company in December 2016. Mr. Flowers was nominated as a director of ILG by Qurate.

Other Current Public Directorships:

None

Prior Public Company Directorships (within the last five years):

Sirius XM Radio Inc.

Director Qualifications:

Mr. Flower's qualifications to serve on the Board include his financial, investment and public company experience as a senior finance executive of a large public company.

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Director Since: 2012 Board Committees: Compensation Age: 61	VICTORIA L. FREED

Position, Principal Occupation and Professional Experience:

Ms. Freed has served as a director of ILG since October 2012. Ms. Freed has also served as Senior Vice President, Sales, Trade Support and Service for Royal Caribbean International, a global cruise vacation company, since January 2008. Prior to joining Royal Caribbean, she spent 29 years with Carnival Cruise Lines, where she was Senior Vice President of Sales and Marketing for 15 years. From 1998 to 2000, Ms. Freed also served as the first female chairman of the Cruise Line International Association, the marketing and travel agent training arm of the North American cruise industry. Ms. Freed earned a bachelor's degree in business with an emphasis in marketing from the University of Colorado. She also holds a Certified Travel Counselor (CTC) designation.

Other Current Public Directorships:

None

Prior Public Company Directorships (within the last five years):

None

Director Qualifications:

Ms. Freed's qualifications to serve on the Board include her sales, marketing and consumer insight experience in the leisure and tourism industry as a senior executive with two major cruise companies.

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Director Since: 2016 Board Committees: Nominating Age: 60	LIZANNE GALBREATH

Position, Principal Occupation and Professional Experience:

Ms. Galbreath has served as a director of ILG since May 2016. Ms. Galbreath has been the Managing Partner of Galbreath & Company, a real estate investment firm, since 1999. From April 1997 to 1999, Ms. Galbreath was Managing Director of LaSalle Partners/Jones Lang LaSalle, a real estate services and investment management firm, where she also served as a director. From 1984 to 1997, Ms. Galbreath served in a variety of leadership positions including as a Managing Director, Chairman and Chief Executive Officer of The Galbreath Company, the predecessor entity of Galbreath & Company. Ms. Galbreath is also currently a director of Paramount Group, Inc. Ms. Galbreath has been a director of Starwood from 2005 to September 2016 and served on its Capital Committee, Compensation and Option Committee and Corporate Governance and Nominating Committee. Ms. Galbreath was nominated as a director of ILG by Starwood.

Other Current Public Directorships:

None

Prior Public Company Directorships (within the last five years) :

Starwood Hotels and Resorts Worldwide, LLC

Director Qualifications:

Ms. Galbreath's qualifications to serve on the Board include her senior leadership experience as manager of Galbreath & Company, real estate investment, development and strategy experience, and management and corporate governance experience, having served as a Director of another publicly-traded company.

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Director Since: 2015 Board Committees: Nominating and Strategic Review Age: 41	CHAD HOLLINGSWORTH

Position, Principal Occupation and Professional Experience:

Mr. Hollingsworth has served as a director of ILG since February 2015. Mr. Hollingsworth has been senior vice president of Qurate, Liberty Media Corporation, Liberty TripAdvisor Holdings, Inc. and Liberty Broadband Corporation since January 2016. He previously served as vice president of Qurate and Liberty Media Corporation since December 2011, having joined the company in November 2007, as well as vice president of Liberty TripAdvisor Holdings, Inc. since August 2014 and Liberty Broadband Corporation since October 2014. He also serves as a director of CommerceHub, Inc., a Nasdaq-listed distributed commerce network. Mr. Hollingsworth focuses on transaction and structuring opportunities, strategic advisory work and venture capital investment evaluation. He received his bachelor's degree from Stanford University in human biology, with honors, and earned the right to use the CFA® designation. Mr. Hollingsworth was nominated as a director of ILG by Qurate.

Other Current Public Directorships:

CommerceHub, Inc.

Prior Public Company Directorships (within the last five years):

None

Director Qualifications:

Mr. Hollingsworth's qualifications to serve on the Board include his merger and acquisition transaction experience, financial analysis skills and experience with corporate governance and management compensation plans.

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Director Since: 2008 Board Committees: Audit and Nominating Age: 73	LEWIS J. KORMAN

Position, Principal Occupation and Professional Experience:

Mr. Korman has served as a director of ILG since August 2008. Mr. Korman is and has been a business advisor to various companies. From 2006 until December 2017, he was a business advisor to Sandler Travis Trade Advisory Services, a customs management, consulting and trade compliance company, and he continues to act as a consultant to the company that represents the interests of the former shareholders of this business since its acquisition by UPS, Inc. From 2002 until September 2017, Mr. Korman was a business advisor to Trident Media Group, a literary agency. From 1999 until its sale in April 2015, Mr. Korman was a director of Learning Express LLC, a company engaged in test preparation for occupational certification and test assessment for educational institutions through the internet. From 1998 through 2007, Mr. Korman served as Vice Chairman of RAB Holdings, which owned Millbrook Distribution Services (a distributor of specialty foods and health and beauty products to supermarkets), and The B. Manischewitz Company (a manufacturer of kosher and related ethnic food products). From 1997 to 2009, he was an advisor to X.L. Capital,  Ltd., a reinsurance company. From 1992 to 1997, until acquired by a predecessor of IAC/InterActiveCorp (IAC), Mr. Korman was President and Chief Operating Officer of Savoy Pictures Entertainment, motion picture distributor and owner of four Fox affiliated television stations. He served as Senior Executive Vice President and Chief Operating Officer of Columbia Pictures Entertainment (motion picture and television production and distribution) from 1988 until 1989, and as Senior Executive Vice President of its predecessor, TriStar Pictures from 1987. Mr. Korman was a partner in a law firm until 1986.

Other Current Public Directorships:

None

Prior Public Company Directorships (within the last five years):

None

Director Qualifications:

Mr. Korman's qualifications to serve on the Board include his business and legal experience as a business advisor and senior operating executive in areas involving strategy, financial analysis and planning, capital formation, acquisition and sale of companies, and in a variety of business transactions. He also has experience in corporate governance, serving as a director of other publicly-traded companies.

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Director Since: 2008 Board Committees: Audit, Nominating and Executive Age: 55	THOMAS J. KUHN

Position, Principal Occupation and Professional Experience:

Mr. Kuhn has served as a director of ILG since August 2008. Mr. Kuhn is of counsel at the law firm of Covington & Burling, LLP. Prior to joining Covington in February 2017, Mr. Kuhn was the managing member of Doorbrook, LLC, an advisory and investment firm beginning January 2014. From 2000 through December 2013, Mr. Kuhn was a Managing Director at Allen & Company LLC, an investment banking firm. Prior to joining Allen, he was the Senior Vice President and General Counsel of USA Networks, Inc. (a predecessor to IAC).

Other Current Public Directorships:

None

Prior Public Company Directorships (within the last five years):

None

Director Qualifications:

Mr. Kuhn's qualifications to serve on the Board include his financial, legal and public company experience and his experience reading and understanding financial statements as a managing director at an investment banking firm and as the general counsel of a public company.

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Director Since: 2008 Board Committees: Audit and Strategic Review Age: 53	THOMAS J. MCINERNEY

Position, Principal Occupation and Professional Experience:

Mr. McInerney has served as a director of ILG since May 2008. Since June 2017, Mr. McInerney has served as Chief Executive Officer of Altaba Inc., a publicly-traded non-diversified closed end management investment company and has been a member of its board since 2012. Mr. McInerney previously served as Executive Vice President and Chief Financial Officer of IAC from January 2005 through March 2012. Mr. McInerney served as Chief Executive Officer of IAC's Retailing sector from January 2003 through December 2005. Prior to this time, Mr. McInerney served as Executive Vice President and Chief Financial Officer of Ticketmaster (prior to it becoming a wholly-owned subsidiary of IAC in January 2003) and its predecessor company, Ticketmaster Online-Citysearch, Inc., since May 1999. Prior to joining Ticketmaster, Mr. McInerney worked at Morgan Stanley, most recently as a Principal. Mr. McInerney previously served as a director of Cardlytics, Inc., a purchase-based data intelligence platform, and HSN Inc., a television and online retailer. He currently serves as a director of Match Group, Inc., a leading provider of dating products.

Other Current Public Directorships:

Altaba Inc., Match Group, Inc.

Prior Public Company Directorships (within the last five years):

HSN Inc., Cardlytics, Inc.

Director Qualifications:

Mr. McInerney's qualifications to serve on the Board include his financial and public company experience as the chief executive officer and chief financial officer of public companies and his familiarity with ILG's business and operations as an executive of our former parent company. He also has broad experience in corporate governance, serving as a director of other publicly-traded companies.

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Director Since: 2008 Board Committees: Compensation Age: 69	THOMAS P. MURPHY, JR.

Position, Principal Occupation and Professional Experience:

Mr. Murphy has served as a director of ILG since August 2008. Mr. Murphy is Chairman and Chief Executive Officer of Coastal Construction Group, a construction company, which he founded in 1989. Mr. Murphy has over 40 years of construction and development experience, which encompasses hospitality, resort, office, retail, industrial, institutional and residential projects. Mr. Murphy is an honorary board member of Baptist Health Systems of South Florida and is a member of the National Construction Industry Round Table, the National Association of Home Builders and the Florida Home Builders Association. He also serves as a director of The St. Joe Company, a New York Stock Exchange (NYSE) listed real estate developer.

Other Current Public Directorships:

The St. Joe Company

Prior Public Company Directorships (within the last five years):

None

Director Qualifications:

Mr. Murphy's qualifications to serve on the Board include his operational and related industry experience in development of resorts as the chief executive officer of a construction and development company. He also has experience in corporate governance serving as a director of another publicly-traded company.

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Director Since: 2016 Board Committees: Audit Age: 58	STEPHEN R. QUAZZO

Position, Principal Occupation and Professional Experience:

Mr. Quazzo has served as a director of ILG since May 2016. Mr. Quazzo is the Chief Executive Officer and has been the Managing Director and co-founder of Pearlmark Real Estate, LLC, formerly known as Transwestern Investment Company, L.L.C., a real estate principal investment firm, since March 1996. From April 1991 to March 1996, Mr. Quazzo was President of Equity Institutional Investors,  Inc., a private investment firm and a subsidiary of Equity Group Investments, Inc. Mr. Quazzo is also currently a director of Phillips Edison & Company Inc. and was a director of Starwood from 1995 to September 2016 serving terms as the Chair of the Capital and Governance Committees as well as serving on the Audit Committee. Mr. Quazzo holds undergraduate and MBA degrees from Harvard University, where he serves as a member of the Board of Dean's Advisors for the business school. He is a member and Trustee of the Urban Land Institute, chairman of the ULI Foundation, a member of the Pension Real Estate Association, and is a licensed real estate broker in Illinois. He is a Trustee of Rush University Medical Center, an Investment Committee member of the Chicago Symphony Orchestra endowment and pension plans, a Trustee of Deerfield Academy, and a Chicago advisory Board member of City Year, a national service organization since 1994. Mr. Quazzo was nominated as a director of ILG by Starwood.

Other Current Public Directorships:

Phillips Edison & Company Inc.

Prior Public Company Directorships (within the last five years):

Starwood Hotels and Resorts Worldwide, LLC

Director Qualifications:

Mr. Quazzo's qualifications to serve on the Board include his real estate, investment, development and strategy experience as chief executive officer of Pearlmark Real Estate, LLC and his senior leadership experience. He also has broad experience in corporate governance, serving as a director of other publicly-traded companies.

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Director Since: 2016 Board Committees: None Age: 55	SERGIO D. RIVERA

Position, Principal Occupation and Professional Experience:

Mr. Rivera has served as a director of ILG since May 2016 and President and chief executive officer of the Vacation Ownership segment since November 2016. Prior to joining ILG, Mr. Rivera was President of The Americas for Starwood. He was previously Co-President, The Americas for Starwood from July 2012 to February 2014, and President and Chief Executive Officer of Starwood Vacation Ownership (now known as Vistana Signature Experiences), now a wholly owned subsidiary of ILG. Prior to 2008, Mr. Rivera held progressively senior management roles within Starwood, including Controller, Vice President of Sales and Marketing, Senior Vice President of International Operations, and President of Global Real Estate. Mr. Rivera began his career with Starwood through its predecessor company, Vistana Resorts, in 1989. Mr. Rivera is a member of the board of directors of Welltower, Inc., a NYSE-listed REIT that invests with leading senior housing operators, post-acute providers and health systems. He also serves as a member of the Urban Land Institute, trustee of The Nature Conservancy Florida Chapter, a member of the University of Central Florida Rosen College of Hospitality Management Advisory Board, as well as the Florida International University Chaplin School of Hospitality & Tourism Management Dean's Advisory Council. Mr. Rivera was nominated as a director of ILG by Starwood.

Other Current Public Directorships:

Welltower, Inc.

Prior Public Company Directorships (within the last five years):

None

Director Qualifications:

Mr. Rivera's qualifications to serve on the Board include his senior leadership, operational and industry experience as former Starwood President, The Americas as well as president and chief executive officer of the Vistana business. He also has experience in corporate governance serving as a director of another publicly-traded company.

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Director Since: 2016 Board Committees: Compensation Age: 73	THOMAS O. RYDER

Position, Principal Occupation and Professional Experience:

Mr. Ryder has served as a director of ILG since May 2016. Mr. Ryder retired as Chairman of the Board of The Reader's Digest Association, Inc., a global media and direct marketing company, in January 2007, a position he had held since January 2006. Mr. Ryder was Chairman of the Board and Chief Executive Officer of that company from April 1998 through December 2005. In addition, Mr. Ryder was Chairman of the Board and Chairman of the Audit Committee of Virgin Mobile USA, Inc., a wireless service provider, from October 2007 to November 2009. Mr. Ryder was President, American Express Travel Related Services International, a division of American Express Company, which provides travel, financial and network services, from October 1995 to April 1998. In the past five years, Mr. Ryder also served as a director of Quad/Graphics, Inc., World Color Press, Inc., a company acquired by Quad/Graphics, Inc. in July 2010, and RPX Corporation. Mr. Ryder is also currently a director of Amazon.com, Inc. Mr. Ryder was a director of Starwood from 2001 to September 2016 and served on its Capital Committee and the Compensation and Option Committee. Mr. Ryder was nominated as a director of ILG by Starwood.

Other Current Public Directorships:

Amazon.com, Inc.

Prior Public Company Directorships (within the last five years):

Starwood Hotels and Resorts Worldwide, LLC, The Reader's Digest Association,  Inc., Quad/Graphics, Inc. and RPX Corporation

Director Qualifications:

Mr. Ryder's qualifications to serve on the Board include his branding, development and strategy experience coupled with his global business, media and marketing knowledge. He also has broad experience in corporate governance serving as chief executive officer and a director of other publicly-traded companies.

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Director Since: 2008 Board Committees: Compensation, Executive and Strategic Review Age: 63	AVY H. STEIN

Position, Principal Occupation and Professional Experience:

Mr. Stein has served as a director of ILG since August 2008 and as Lead Director since December 2008. Mr. Stein is co-founder and co-chairman of Cresset Wealth Advisors which launched May 2017. He also serves as Chief Executive Officer of Willis Stein & Partners, a Chicago-based private equity firm that invests in companies in the consumer, education, healthcare and specialized business service industries. Mr. Stein co-founded Willis Stein & Partners with John Willis in 1994. Mr. Stein serves many philanthropic organizations. He is a member of the Board of Trustees, former Treasurer, and chairman of the Investment Committee of the Ravinia Festival; a member of the Harvard Law School Leadership Council of Chicago; and provides fundraising and strategic counsel for B.U.I.L.D. (Broader Urban Involvement in Leadership Development), an organization that provides career and educational development for inner city youth. He is also a director for the Western Golf Association. Mr. Stein served on the Board of Directors and compensation and nominating and corporate governance committees of Roundy's,  Inc., a NYSE-listed grocer in the Midwest until December 2015 and currently serves the board of directors of, the following privately-held companies, FDH VelociTel, Education Corporation of America and Hilco Global, a privately-held international financial services company. Mr. Stein is a certified public accountant, and received his law degree from Harvard University.

Other Current Public Directorships:

None

Prior Public Company Directorships (within the last five years):

Roundy's, Inc.

Director Qualifications:

Mr. Stein's financial, accounting and legal experience as a managing partner in a private equity firm and as a certified public accountant and lawyer, and his familiarity with ILG's business and operations as a principal of the private equity firm that previously owned Interval. He also has experience in corporate governance serving as a director of another publicly-traded company.

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CORPORATE GOVERNANCE

Board of Directors

            Qualifications.    Our board of directors is comprised of individuals with an array of operating, finance, sales and legal experience in a variety of industries, as well as serving on public company boards.. As such, they each bring an informed perspective on matters we face as a public company, including experience reading and understanding and/or preparing financial statements, compensation determinations, regulatory compliance, corporate governance, public affairs and legal matters. Our board of directors believes that each of the directors is qualified to serve as a director and member of the committees on which each serves because of the skills and qualifications acquired based on the experience described above. Here is a summary of the various experience of our directors:

            Many of our directors also serve or have in the past served on the boards of one or more other publicly traded companies. We believe ILG benefits from the experience and expertise our directors gain from serving on those boards. The board of directors also believes that it is important to effective board governance and collaboration to have our chief executive officer serve on the board.

35

            Director Independence.    ILG's board of directors currently consists of thirteen members. The board of directors has affirmatively determined that each of Mr. Flowers, Ms. Freed, Ms. Galbreath, Mr. Hollingsworth, Mr. Korman, Mr. Kuhn, Mr. McInerney, Mr. Murphy, Mr. Quazzo, Mr. Ryder and Mr. Stein are "independent directors" within the meaning of the NASDAQ's listing standards. In making this determination, the board of directors considers information regarding transactions, relationships and arrangements involving ILG and its businesses and each director that it deems relevant to independence, including those required by NASDAQ listing standards. This information is obtained from director responses to a questionnaire circulated by ILG management, ILG records and publicly available information. ILG management monitors those transactions, relationships and arrangements that are relevant to determinations of independence, and solicits updated information potentially relevant to independence from internal personnel and directors, to determine whether there have been any developments that could potentially have an adverse impact on ILG's prior independence determinations. In particular, the board considered past relationships which directors had with ILG and Starwood, as well as, for Ms. Freed, commercial transactions between ILG's businesses and Royal Caribbean International's businesses.

            With respect to the remaining directors, (i) Mr. Nash is an executive of ILG, and (ii) Mr. Rivera is an executive of ILG and before joining ILG was within the last three years an executive of Starwood and Vistana Signature Experiences ("Vistana"), now a subsidiary of ILG.

            Governance Guidelines.    ILG's board of directors has adopted Corporate Governance Guidelines that are available on our website at www.ilg.com under "Corporate Governance."

            Meetings.    During 2017, the board of directors held eight meetings. All of our incumbent directors attended at least 75% of the aggregate of the board meetings and the meetings of committees on which he or she served in 2017. At our 2017 Annual Meeting of Stockholders, two of our directors were in attendance. The independent directors of the board regularly meet in executive session without management.

            Board Leadership Structure.    Mr. Nash serves as both our Chairman of the Board and our President and Chief Executive Officer. We believe that by serving in these dual capacities, Mr. Nash is well-situated to execute our business strategy. Because Mr. Nash has primary management responsibility with respect to the day-to-day business operations of our company, he is in the most effective position to chair regular meetings of the board of directors and to help ensure that key business issues are communicated to the board of directors. Mr. Stein has been our lead director since December 2008. As lead director, Mr. Stein serves as a liaison between the Chairman of the Board and the other directors and presides at meetings of the independent directors.

            Risk Oversight.    Risk assessment and management is an integral part of our board of director and committee deliberations throughout the year. Our board of directors' role primarily is oversight of the risk management processes implemented by our management team. This role is performed through the board committees as well as the board of directors as a whole. The audit committee annually reviews an assessment prepared by internal audit based on management feedback of the critical risks facing ILG, their relative magnitude and management's actions to mitigate these risks. The audit committee also monitors risks related to investments and liquidity, financial covenants, related party transactions, and information technology security. The compensation and human resources committee (the "Compensation Committee") reviews risks relating to our compensation practices as described below under "Compensation Risk Analysis." The results of these reviews are discussed with the entire board of directors which also reviews overall strategic and operational risks. We believe these risk oversight functions allow our directors to make well-informed decisions and increase the effectiveness of our leadership structure. The roles of the

36

board of directors and its committees in the risk oversight process have not affected the board leadership structure.

            Committees of the Board of Directors.    The board of directors has a standing audit committee, Compensation Committee, and nominating committee, each of which operates under a written charter, as well as an executive committee and a strategic review committee that was formed in December 2017. Current copies of the charters are available to stockholders on our website, www.ilg.com, under "Corporate Governance." Each director serving as a member of a board committee, other than the executive committee, is an independent director within the meaning of the NASDAQ's listing standards applicable to such members and under the applicable committee's charter.

            The following table sets forth the members of each standing committee of our board of directors during 2017:

Name	Audit	Compensation	Nominating	Executive	Strategic Review
Craig M. Nash				X
David Flowers
Victoria L. Freed		X
Lizanne Galbreath			X
Chad Hollingsworth			X		X
Lewis J. Korman	C		X
Thomas J. Kuhn	X		C	X
Thomas J. McInerney	X				X
Thomas P. Murphy, Jr.		X
Stephen R. Quazzo	X
Sergio D. Rivera
Thomas O. Ryder		X
Avy H. Stein		C		X	C

X = member, C = Chair

            Audit Committee.    The members of the audit committee during 2017 were Mr. Korman (chair), Mr. Kuhn, Mr. McInerney and Mr. Quazzo. The audit committee assists the board of directors in fulfilling its oversight responsibilities for the integrity of our accounting, auditing, financial reporting and financial control practices. The audit committee monitors:

  •
  the integrity of ILG's financial statements,

  •
  the effectiveness of ILG's internal control over financial reporting,

  •
  the qualifications and independence of ILG's independent registered public accounting firm,

  •
  the performance of ILG's internal audit function and independent registered public accounting firm, and

  •
  the compliance by ILG with legal and regulatory requirements.

            In addition, the audit committee considers and pre-approves audit and any non-audit services proposed to be performed by the independent registered public accounting firm. The audit committee also reviews related party transactions, our code of ethics, hedging and derivatives strategies, and the process for receiving, retaining and treating employee complaints regarding accounting, internal control over financial reporting, auditing matters, and information technology security.

37

            Our board of directors has determined that Mr. McInerney meets the requirements for an audit committee financial expert under Item 407 of Regulation S-K promulgated under the Securities Act of 1933, as amended (the "Securities Act"). During 2017, the audit committee held eleven meetings.

            Compensation and Human Resources Committee.    The members of the Compensation Committee during 2017 were Ms. Freed, Mr. Murphy, Mr. Ryder and Mr. Stein (chair), each of which is a "non-employee director" as defined under Rule 16b-3 and an "outside director" as defined under Section 162(m) of the Internal Revenue Code. During 2017, the Compensation Committee held four meetings. The Compensation Committee is authorized to exercise all of the powers of the ILG board of directors with respect to matters pertaining to compensation and benefits that affect the executive officers of ILG, including, but not limited to:

  •
  salary,

  •
  incentive/bonus plans,

  •
  stock compensation plans, and

  •
  retirement programs.

            To assist in its review of compensation decisions, the Compensation Committee has retained the services of an independent compensation consultant. The consultant works for the Compensation Committee in connection with its review of executive and non-employee director compensation practices (for the nominating committee), including the competitiveness of executive and director pay levels, executive incentive design issues, market trends in executive and director compensation and technical considerations. The independent consultant is Meridian Compensation Partners ("Meridian"). Meridian's services to ILG are limited to advising the Compensation Committee on executive compensation related matters and the nominating committee on director compensation as well as calculating the payout for total shareholder return-based performance share units granted by the Compensation Committee; they do no other work for ILG. The Compensation Committee reviews and evaluates the independence of its consultant each year and has the final authority to hire and terminate the consultant. In considering Meridian's independence, numerous factors were reviewed relating to Meridian and the individuals providing services to ILG, including those required by the SEC and the NASDAQ. Based on a review of these factors, the Compensation Committee has determined that Meridian is independent and that no conflict of interest exists with Meridian.

            For more information on how executive compensation decisions are made, see "Compensation Discussion and Analysis."

            Nominating Committee.    The members of the nominating committee during 2017 were Ms. Galbreath, Mr. Hollingsworth, Mr. Korman, and Mr. Kuhn (chair). The nominating committee:

  •
  identifies and recommends for nomination qualified individuals for election as directors,

  •
  oversees the composition of the committees of the board of directors,

  •
  oversees periodic self-evaluation of the board of directors and its committees, and

  •
  reviews compensation of directors.

            During 2017, the nominating committee held three meetings.

            Stockholders may recommend individuals to the nominating committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of ILG's common

38

shares for at least one year as of the date such recommendation is made, to the following address: ILG, Inc., 6262 Sunset Drive, Miami, Florida 33143, Attn: Victoria J. Kincke, Secretary. Any such recommendation should be accompanied by a written statement from the candidate of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director. Assuming that appropriate biographical and background material has been provided on a timely basis, the nominating committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. See "Other Matters-Stockholder Proposals for 2019 annual meeting" below.

            The nominating committee has not established specific minimum qualifications a candidate must have in order to be recommended to the board of directors. However, in determining qualifications for directors, the nominating committee considers whether the potential candidate qualifies as independent under NASDAQ listing standards, his or her familiarity with reviewing or preparing financial statements and other skills and experience, as well as whether such candidate will effectively serve stockholders' long-term interests and contribute to ILG's overall corporate goals. As stated in our Corporate Governance Guidelines, the nominating committee and the board of directors seek to include a diversity of backgrounds, perspectives and skills among board members. While the committee does not use any particular benchmarks with respect to these qualities, it looks to include a balance of backgrounds, perspectives and skills on the board of directors as a whole. The nominating committee will consider potential board candidates recommended by stockholders and others, including management and current directors and the nominating committee may retain a board search consultant to assist in searching for potential board candidates. The committee has not engaged a consultant at this time.

            After reviewing FrontFour's nominees, the nominating committee and our Board of Directors unanimously determined that the candidates nominated by the Board of Directors (as identified and described in this proxy statement) have the most current and relevant skill sets and experience to support ILG and the actions being taken to improve its performance and drive value, and that they are best qualified to serve as the ILG's director nominees.

            Executive Committee.    The members of the executive committee are Mr. Nash, Mr. Kuhn and Mr. Stein. The executive committee has all the power and authority of the ILG board of directors, except those powers specifically reserved to the ILG board of directors by Delaware law or ILG's organizational documents.

            Strategic Review Committee.    The members of the strategic review committee are Mr. Hollingsworth, Mr. McInerney and Mr. Stein. The strategic review committee has the power and authority to review, consider, evaluate, negotiate and make recommendations to the board of directors with respect to strategic alternatives and financial alternatives that may be available to ILG.

            Other Committees.    In addition to the foregoing committees, the ILG board of directors, by resolution, may from time to time establish other committees of the ILG board of directors, consisting of one or more of its directors.

Stockholder Engagement

            Engagement and transparency with our shareholders help ILG gain useful feedback on a wide variety of topics, including corporate governance, compensation practices, shareholder communication, board composition, stockholder proposals, business performance and operations. This information is shared regularly with ILG's management and board of directors and is considered in the processes that set our governance practices and strategic direction. Shareholder feedback also helps us to better tailor the public information we provide to address the interests and inquiries of our shareholders and other interested parties.

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            ILG interacts and communicates with shareholders in a number of forums, including quarterly earnings presentations, SEC filings, the 2017 Annual Report and proxy statement, the Annual Meeting, investor conferences, web communications and in 2017, at our Investor Day. At the end of 2016 and early 2017 we also engaged a consultant to conduct a formal Perception Study in preparation for the Investor Day. Our shareholder engagement program covers a wide array of topics with a broad group of shareholders, and shareholder feedback is regularly provided to the board and ILG's management. Discussions are typically focused on our strategy and financial results.

            In 2017, outreach efforts included the following:

  •
  Independent Directors, including on certain occasions our lead director, spoke to shareholders representing approximately 24% of our outstanding common stock. Topics included:

  •
  Strategy and performance

  •
  Board structure and composition

  •
  Corporate governance principles

  •
  Members of senior management and/or our head of investor relations participated in more than 110 investor meetings and telephone calls and attended five investor conferences. Members of senior management and our head of investor relations visited major cities in the U.S., during which they met with shareholders.

  •
  Members of senior management hosted an Investor Day on ILG's strategy and financial performance.

            We aim for a collaborative approach with our shareholders and value the variety of perspectives we receive. As a result of shareholder feedback received in 2017, ILG has committed to publish its first sustainability report on or before the day of our 2019 annual stockholders meeting.

            Any stockholder who desires to communicate with any of the members of ILG's board of directors may do so electronically by sending an email to boardofdirectors@ilg.com. Alternatively, a stockholder may communicate with the members of the board of directors by writing to ILG, Inc., 6262 Sunset Drive, Miami, Florida 33143, Attn: Victoria J. Kincke, Secretary. Communications may be addressed to the lead director, an individual director, a committee chair, a board committee, the non-management directors or the full board of directors. All such communications must identify the author as a stockholder and provide evidence of the sender's stock ownership. Communications received by the Secretary will be reviewed by the Secretary and, if appropriate, distributed to the appropriate directors. Solicitations for the sale of merchandise, publications or services of any kind will not be forwarded to the directors.

Director Compensation

            Non-Employee Director Arrangements.    Each member of the ILG board of directors who is not an employee of ILG or its affiliates receives an annual retainer and member and chairs of committees receive additional annual retainers. For 2017, the retainers were as follows:

  •
  Board service—$65,000 per year

  •
  Members of audit and Compensation Committees (excluding chairs)—$15,000 per year

  •
  Members of nominating (excluding chair) and executive committee—$10,000 per year

  •
  Chair of audit committee—$35,000 per year

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  •
  Chair of Compensation Committee—$30,000 per year

  •
  Chair of nominating committee—$15,000 per year

  •
  Lead director—$20,000 per year

            In addition, each non-employee director receives a grant of restricted stock units, or RSUs, with a dollar value of $125,000 upon re-election on the date of ILG's Annual Meeting of Stockholders. The terms of these restricted stock units provide for (i) vesting on the first anniversary of the grant date with settlement in shares of common stock, (ii) cancellation and forfeiture of unvested units in their entirety upon termination of service with the ILG board of directors (other than for death or disability) and (iii) full acceleration of vesting upon a change of control of ILG. Non-employee directors are also reimbursed for all reasonable expenses incurred in connection with attendance at ILG board and committee meetings.

            Director Stock Ownership Guidelines.    In order to further align the interests of our directors with those of our stockholders, our board of directors maintains stock ownership guidelines for non-employee directors. These guidelines generally require directors that are not employed by us or our affiliates to maintain ownership of our common stock in an amount not less than five times the amount of the annual cash retainer for board service, subject to a grace period of five years from either the adoption of the policy or commencement of service. Deferred stock units and restricted stock units are included in the calculation.

            The guidelines are administered by the nominating committee. As of                           , 2018, all of our non-employee directors were in compliance with the guidelines.

            Deferred Compensation Plan for Non-Employee Directors.    Under ILG's Deferred Compensation Plan for Non-Employee Directors, non-employee directors are able to defer all or a portion of their board and board committee fees. Eligible directors who defer all or any portion of these fees can elect to have such fees applied to the purchase of share units, representing the number of shares of ILG common stock that could have been purchased on the relevant date, or credited to a cash fund. If any dividends are paid on ILG common stock, dividend equivalents will be credited on the share units. The cash fund will be credited with deemed interest at an annual rate equal to the weighted average prime lending rate of JPMorgan Chase Bank. After a director ceases to be a member of the ILG board of directors, he or she will receive (i) with respect to share units, such number of shares of ILG common stock as the share units represent and (ii) with respect to the cash fund, a cash payment in an amount equal to deferred amounts, plus accrued interest. These payments will be made in either one lump sum or up to five installments, as previously elected by the eligible director at the time of the related deferral election.

            The following table and footnotes provide information regarding the compensation of non-employee members of ILG's board of directors for fiscal year 2017.

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 Director Compensation for Fiscal Year 2017

	Total Fees Earned or Paid in Cash

Name	Fees Paid in Cash ($)	Cash Fees Deferred ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
David Flowers(4)	65,000	—	125,008	3,543	193,551
Victoria L. Freed(4)	80,000	—	125,008	3,543	208,551
Lizanne Galbreath(4)	—	—	199,972	3,543	203,515
Chad Hollingsworth(4)	75,000	—	125,008	3,543	203,551
Lewis J. Korman(4)	110,000	—	125,008	3,543	238,551
Thomas J. Kuhn(4)	—	105,000	125,008	29,265	259,273
Thomas J. McInerney(4)	80,000	—	125,008	3,543	208,551
Thomas P. Murphy, Jr.(4)	80,000	—	125,008	3,543	208,551
Stephen R. Quazzo(4)	—	—	204,976	3,543	208,519
Thomas O. Ryder(4)	—	80,000	125,008	4,306	209,314
Avy H. Stein(4)	125,000	—	125,008	15,776	265,784

(1)
Represents the dollar value of fees elected to be deferred pursuant to ILG's Deferred Compensation Plan for Non-Employee Directors, as described above. For 2017, Mr. Kuhn and Mr. Ryder elected for this entire amount to be deferred as share units.

(2)
All amounts for stock awards are the aggregate grant date fair value of the RSUs computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation ("ASC Topic 718"). Each non-employee director received 4,808 restricted stock units on May 31, 2017. In addition, Ms. Galbreath and Mr. Quazzo elected to have their quarterly cash retainer paid in shares. For a discussion of the assumptions made in the valuation of such stock awards, see Note 18 to the Consolidated Financial Statements for 2017 contained in our 2017 Annual Report.

(3)
Includes dollar amount of dividends on restricted stock units that are accrued as additional RSUs. For Mr. Kuhn, Mr. Ryder, and Mr. Stein these amounts also include the dollar amount of dividends on deferred fees that are accrued as additional share units.

(4)
Each of these directors held 4,889 restricted stock units as of December 31, 2017.

            The nominating committee has primary responsibility for establishing non-employee director compensation arrangements, which are designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of ILG stock to further align directors' interests with those of ILG's stockholders. When considering non-employee director compensation arrangements, the nominating committee consulted a competitive benchmarking report prepared by the compensation and human resources committee's independent consultant, Meridian.

Compensation Committee Interlocks and Insider Participation

            Mr. Stein, Ms. Freed, Mr. Murphy and Mr. Ryder served on our Compensation Committee during 2017 and none has been an officer or employee of ILG. None of ILG's executive officers or directors serves or has served on the board of directors or Compensation Committee of any entity that has one or more executive officers serving as a member of ILG's board of directors or Compensation Committee.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

            The following compensation discussion and analysis discusses our executive compensation programs for 2017. The design and administration of these programs is overseen by ILG's Compensation Committee. This section focuses on the compensation decisions made for the following individuals who are referred to as the named executive officers:

Craig M. Nash	Chairman, President and Chief Executive Officer
Sergio D. Rivera	Executive Vice President, ILG
President and Chief Executive Officer, Vacation Ownership segment
Jeanette E. Marbert	Executive Vice President, ILG
President and Chief Executive Officer, Exchange & Rental segment
William L. Harvey	Executive Vice President and Chief Financial Officer
John A. Galea	Executive Vice President and Chief Accounting Officer
Victoria J. Kincke	Executive Vice President, General Counsel and Secretary

Overview Highlights of 2017 ILG performance:

    Growing the Business

  •
  Increased revenues by $430 million to $1.8 billion

  •
  Opened two world-class resorts, The Westin Nanea Ocean Villas and Westin Los Cabos Resort Villas and Spa, and expanded several other properties, growing the number of vacation ownership units by nearly 700, or 11%

  •
  Enhanced our product offering through the introduction of two new multi-site programs, Westin Aventuras and Hyatt Residence Club Portfolio Program

  •
  Leveraged opportunities to drive revenue and share best practices across businesses

  •
  Interval International added 63 resorts in 20 countries and launched its hotel exchange product

  •
  Positioned ILG for long-term sustainable growth.

    Deploying Capital Wisely

  •
  Invested $350 million in the business to drive vacation ownership sales and related recurring revenues

  •
  Returned $102 million to shareholders through dividends and stock repurchases

  •
  Increased the quarterly dividend by 25% to $0.15 per share from $0.12

    Managing through Hurricanes

  •
  Maintained operations through a series of destructive hurricanes, while keeping guests and associates safe

  •
  Created the ILG Relief Fund to assist those in need following the storms, which has provided grants to over 460 associates in Puerto Rico, the U.S. Virgin Islands and Florida

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The following charts summarize key financial results for 2017 compared to 2016 and 2015 (dollars in millions except per share and percentage data):

	Year Ended December 31

	2017	Year over Year Change	2016	Year over Year Change	2015

Revenue	$1,786	32%	$1,356	95%	$697
Revenue excluding cost reimbursements	$1,446	34%	$1,082	99%	$545

Net income attributable to common stockholders	$168	(37)%	$265	263%	$73
Adjusted net income(1)	$139	7%	$130	71%	$76

Adjusted EBITDA reported(2)	$346	15%	$302	63%	$185

Adjusted EBITDA long-term incentive calculation(3)	$345	19%	$290	58%	$184

Diluted earnings per share	$1.34	(48)%	$2.60	106%	$1.26

Adjusted diluted earnings per share(4)	$1.10	(14)%	$1.28	(3)%	$1.32

Price per share at last trading day(5)	$28.48	57%	$18.17	16%	$15.61

(1)
Adjusted net income is defined as net income attributable to common stockholders excluding, without duplication (a) acquisition related and restructuring costs, (b) other non-operating foreign currency remeasurements, (c) the impact of the application of purchase accounting, (d) goodwill and asset impairments and//or permitted reversals, and (e) other special items. Other special items include (i) the gain on bargain purchase price recognized as part of the Vistana acquisition, (ii) costs related to non-ordinary course litigation matters described in the notes to our financial statements, (iii) impact to our financial statements related to natural disasters, including Hurricane Irma and other named storms, (iv) costs related to activist defense, (v) the net provisional tax benefit related to Tax Reform and (vi) the impact of the substantial liquidation of our Venezuela subsidiary. Reconciliation to net income attributable to common stockholders is provided in Appendix A.
(2)
Adjusted EBITDA is defined as net income attributable to common stockholders, excluding, if applicable (a) non-operating interest income and interest expense, (b) income taxes, (c) depreciation expense, (d) amortization expense of intangibles, (e) non-cash compensation expense, (f) goodwill and asset impairments and/or permitted reversals, (g) acquisition related and restructuring costs, (h) other non-operating income and expense (i) the impact of application of purchase accounting, and (j) other special items, which includes items (i) through (iv) in footnote 1. Reconciliation to net income attributable to common stockholders is provided in Appendix A. ILG's presentation of Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies.
(3)
For purposes of calculation of the long-term incentive awards that were earned based on Adjusted EBITDA performance from 2015-2018, Adjusted EBITDA is defined as net income attributable to common stockholders excluding, if applicable: (1) non-cash compensation expense, (2) depreciation expense, (3) amortization expense, (4) goodwill and asset impairments, (5) income tax provision, (6) interest income and interest expense, (7) acquisition related and restructuring costs, (8) other non-operating income, and (9) one

44

  time charges. Reconciliation to net income attributable to common stockholders is provided in Appendix A.

(4)
Adjusted diluted earnings per share is defined as Adjusted net income divided by the weighted average number of shares of common stock and dilutive securities outstanding during the period. Reconciliation to diluted earnings per share is provided in Appendix A.
(5)
Based on the closing price for ILG shares on The NASDAQ Stock Market on the last trading day of the applicable year.

Compensation Program Highlights:

            The following table summarizes the specific features of our executive compensation program.

What We DO	What We DON'T Do

Pay for performance philosophy and practice, by including performance conditions on 83% of the 2017 target compensation of the chief executive officer and an average of over 64% for the other named executive officers	Guarantee bonus payments for our named executive officers

Maintain robust stock ownership guidelines (6x multiple for CEO)	Allow hedging or pledging of ILG stock

Maintain a long-standing "clawback" policy	Pay tax gross-ups on severance arrangements and perquisites

Require "double trigger" for change of control protection	Provide ongoing supplemental executive retirement plans

Impose caps for all performance-based awards of no more than 200% of target

Provide only limited perquisites, which provide nominal additional assistance to allow executives to focus on their duties

Conduct a comprehensive annual risk assessment of our compensation program

Utilize an independent compensation consultant to assist the Compensation Committee in evaluating executive compensation

Compensation Decisions for 2017:

  •
  Increased Proportion of Performance Based RSUs in Long Term Equity Awards.  Beginning with the annual 2017 grants, one half (50%) of the annual equity grants to our executive officers is comprised of Performance Restricted Stock Units ("RSUs") (which vest based on ILG's 3 year cumulative adjusted EBITDA and Total Shareholder Returns), with the remaining one half (50%) comprised of Annual RSUs.

  •
  Ratable Vesting of Annual RSUs.  Beginning in 2017, Annual RSUs vest ratably over three years to harmonize practices across the organization and to better align with market practices.

  •
  Double Trigger for RSU Vesting.  Amended employment agreements with the chief executive officer, then chief operating officer, chief financial officer and chief executive officer of vacation ownership, to provide that all equity awards granted to our executive officers will be subject to "double trigger" accelerated vesting upon a change of control. This is consistent with the terms of RSUs granted generally.

  •
  Amendments to Change of Control Arrangements.  To align with market practices, ILG amended the chief executive officer employment agreement to remove the legacy gross

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    up provision for payments subject to Section 280G of the Internal Revenue Code and eliminated "single triggers" for cash severance from executive officer change of control agreements. As a result, all change of control arrangements with ILG's executive officers require a double trigger for benefits and do not include a tax "gross up" for taxes imposed on any change of control payments.

  •
  Removed "Gross up" for Perquisite.  As part of the amendments to employment agreements described above, Mr. Nash and Ms. Marbert agreed to forego the prior practice of the company grossing up amounts paid for supplemental disability premiums.

  •
  Increased Stock Ownership Requirements.  In 2017, we increased our stock ownership guidelines to require our executives to own ILG stock with a market value at least equal to 6 times base salary for our chief executive officer, at least 3 times base salary for ILG executive vice presidents and at least 2 times base salary for ILG corporate and segment level senior vice presidents.

  •
  Incentive Pay.  The Compensation Committee increased the amount of annual incentives and long-term incentives granted to named executive officers, based on the increased scope of the business and responsibilities of the named executive officers following the acquisition of Vistana.

Philosophy and Objectives of Compensation

            ILG is focused on growing our business of providing memorable vacation experiences to our customers and delivering shareholder value. To further these objectives, ILG's executive officer compensation program is designed to attract, reward, motivate, and retain top executives. In order to provide appropriate incentives, a significant portion of each executive's pay is based on corporate performance. The following charts show the pay mix at target for the chief executive officer and the average pay mix at target for the other named executive officers.

CEO Target Compensation	Other NEO Average Target
Compensation

            ILG's compensation program rewards annual performance through an annual cash incentive program and long-term value creation through performance-contingent equity grants. ILG reviewed all components of our executive pay program and made changes that align with market, introducing more contemporary terms, and bringing greater uniformity to severance and change-of-control provisions. Based on the most recent benchmarking analyses, the total compensation opportunities at target levels of performance are provided at or near the median of the peer group, with individual differentiation to reflect, among other things, executive experience, performance, internal equity, and unique customer relationships that may be difficult to replace.

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Compensation Methodology

            Roles and Responsibilities.    Our executive officer compensation program is administered by our Compensation Committee. In 2017, the Compensation Committee engaged Meridian Compensation Partners, LLC to provide executive compensation advisory services to the Compensation Committee. Meridian also prepared a report for ILG's nominating committee on director compensation.

            Meridian provides the Compensation Committee with support on market information and perspective on executive pay practices. At the request of the Compensation Committee, Meridian participated in select discussions during the Compensation Committee's meetings with respect to reviewing and modifying incentive programs.

            Our chief executive officer makes recommendations to the Compensation Committee regarding salary and bonus payments for the other named executive officers. In addition, our chief executive officer, then chief operating officer and chief financial officer make recommendations on performance goals based on board approved budgets and internal forecasts, and provide information and recommendations as to whether performance goals were achieved. The Compensation Committee evaluates these recommendations and approves the compensation for the named executive officers. With respect to the chief executive officer, this review is conducted in executive session without the presence of the chief executive officer.

            Benchmarking.    In 2016, under the direction of the Compensation Committee, Meridian conducted a benchmarking study of compensation levels and design practices for the top executive positions. Meridian provided the Compensation Committee with an analysis based on a comparator group that reflects the scope, industry and financial characteristics of ILG and represents a key market for competitive executive talent. While the comparator group does include a number of companies in the Hotels, Restaurants & Leisure industry (as defined by Standard & Poor's GICS industry classifications), it does not include restaurant companies as these are not businesses similar to ILG and are not a source of competition for executive talent. Within this comparator group, ILG's revenues place it at the 51st percentile.

2017 Comparator Group

Choice Hotels Intl Inc.	Marriott Vacations Worldwide, Inc.
Diamond Resorts International	Norwegian Cruise Line Holdings Ltd.
Hospitality Properties Trust	Pinnacle Entertainment Inc.
Hyatt Hotels Corporation	Ryman Hospitality Properties, Inc.
Intercontinental Hotels, Inc.	Vail Resorts Inc.
Isle of Capri Casinos Inc.	Viad Corp.
La Quinta Holdings Inc.	Wyndham Worldwide Corp.

            The Compensation Committee reviewed both the levels of total compensation for the chief executive officer, then chief operating officer, chief financial officer, chief accounting officer and general counsel and as well as the relative contribution of each different element of such individual's compensation against similarly situated individuals within the comparator group. Prior to the Vistana transaction, these named executive officers were an average of 20% below the market median levels for total targeted compensation. Our chief executive officer's total target compensation mix aligned with the median of the market, as did the mix for our other named executive officers. The compensation for Mr. Rivera was individually negotiated in contemplation of joining ILG in late 2016.

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Elements of Compensation

            Our pay philosophy is supported by the following elements of our executive compensation:

Element	Form	Purpose

Base Salary	Cash (Fixed)	Provides a competitive level of fixed pay reflecting the executive's experience, responsibilities, and performance

Annual Incentive	Cash (Variable)	Rewards executives for achieving annual revenue and earnings goals, and for certain executives, individual performance goals

Long-Term Incentives	Equity (Variable)	Provide equity-based incentives that reward management for achieving longer-term financial and strategic growth goals while also aligning management interests with stockholders' interests

Base Salary

            Management and the Compensation Committee consider a number of factors in recommending and determining base salaries of named executive officers, including corporate performance and with respect to an individual executive the assumption of additional responsibilities, internal equity, periodic benchmarking, historical compensation for executives of acquired companies and other factors which demonstrate an executive's value to ILG.

    2017 Base Salary Decisions:

            In March 2017, in connection with the cessation of gross-up benefits for disability insurance, the amounts of base salary for Mr. Nash and Ms. Marbert were adjusted. Mr. Galea and Ms. Kincke received a 3% increase in base salary effective in July 2017 consistent with increases provided to executives generally on an annual basis. All of the named executive officers had received increases the prior year in connection with the acquisition of Vistana other than Mr. Rivera, whose base salary was determined as a result of arm's length negotiations with him to attract him to join ILG in late 2016. Note that Ms. Marbert had been the Chief Operating Officer for ILG until November 2017 when she became the President and Chief Executive Officer, Exchange & Rental. No changes were made to her compensation at that time. The following shows the original annual base salaries as of the beginning of 2017 and the adjusted annual base salaries effective in March 2017:

Name	Original Base Salary	Adjusted Base Salary

Craig M. Nash(1)	$865,000	$875,000
Sergio D. Rivera	$550,000	—
Jeanette E. Marbert(1)	$475,000	$480,000
William L. Harvey	$420,000	—
John A. Galea(2)	$300,000	$309,000
Victoria J. Kincke(2)	$300,000	$309,000

(1)
Adjustment effective March 25, 2017.
(2)
Adjustment effective July 1, 2017.

Annual Incentives

            ILG's annual incentive program is designed to reward performance on an annual basis. The annual incentive program represents an important incentive tool to achieve ILG's annual objectives

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and to attract, motivate and retain executive talent with significant upside opportunity for executives if performance goals are exceeded.

            Our annual incentive program, implemented under our 2013 Stock and Incentive Compensation Plan, provides for a cash payment based upon ILG financial performance, and, for certain named executive officers, their specific businesses and individual performance. Mr. Rivera's annual incentive compensations based, in part, on the performance of the Vistana and Hyatt Vacation Ownership businesses, referred to in this section as Vacation Ownership. ILG generally pays bonuses during the first quarter following finalization of financial results for the prior year and Compensation Committee approval.

    2017 Annual Incentives:

            For 2017, the Compensation Committee established target bonuses for each of the named executive officers expressed as a percentage of base salary. These incentives were determined based on ILG's consolidated Adjusted EBITDA and revenue performance, the Vacation Ownership Adjusted EBITDA and revenue performance and individual performance as described below.

Name	Target Annual Incentive as % of Salary	% Based on ILG Target Adjusted EBITDA	% Based on ILG Target Revenue	% Based on VO Target Adjusted EBITDA	% Based on VO Target Revenue	% Based on Individual Performance

Craig M. Nash	120%	85%	15%	—	—	—
Sergio D. Rivera	100%	25%	—	60%	15%	—
Jeanette E. Marbert	100%	85%	15%	—	—	—
William L. Harvey	80%	60%	10%	—	—	30%
John A. Galea	55%	60%	10%	—	—	30%
Victoria J. Kincke	55%	60%	10%	—	—	30%

            Adjusted EBITDA and revenue excluding cost reimbursements were selected by the Compensation Committee as the performance measures because they reflect the financial focus of ILG and align the program with ILG's key business goals. These targets are designed to reward both top line growth and expense controls. The target Adjusted EBITDA and revenue levels were based on the 2017 budget approved by the board of directors. Please see Appendix A for a reconciliation of Adjusted EBITDA.

            The following table shows the Adjusted EBITDA goals for 2017 for the annual incentive program. Potential payouts range from a minimum of 0% to a maximum of 200% of target, with results interpolated for points in between established goals:

ILG Adjusted EBITDA (Millions)	Annual Incentive Payout as a % of Target	VO Adjusted EBITDA (Millions)	Annual Incentive Payout as a % of Target

Below $302.6	0%	Below $164.7	0%
$302.6	50%	$164.7	50%
$329.3	75%	$179.3	75%

$356.0	100%	$193.8	100%

$391.6	125%	$213.2	125%
$427.2	150%	$232.6	150%
$462.8	175%	$251.9	175%
$498.4	200%	$271.3	200%
Above $498.4	200%	Above $271.3	200%

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            The following table shows the revenue excluding cost reimbursements goals for 2017 for the annual incentive program. Payouts range from a minimum of 0% to a maximum of 140% of target, with results interpolated for points in between established goals:

ILG Revenue (Millions)	Annual Incentive Payout as a % of Target	VO Revenue (Millions)	Annual Incentive Payout as a % of Target

Below $1,245.8	0%	Below $850.1	0%
$1,245.8	50%	$850.1	50%
$1,355.8	75%	$925.1	75%

$1,465.7	100%	$1,000.1	100%

$1,612.3	120%	$1,100.1	120%
$1,758.8	140%	$1,200.1	140%
Above $1,758.8	140%	Above $1,200.1	140%

            Actual 2017 Consolidated ILG Adjusted EBITDA was $345.2 million, or 97.0% of the target Adjusted EBITDA and revenue excluding cost reimbursements was $1.449 billion, or 98.9% of target revenue excluding cost reimbursements. Therefore, the annual incentives earned based on Consolidated ILG Adjusted EBITDA and revenue performance were 89.9% and 96.2% of the respective target amounts. These results were negatively impacted by the hurricanes that made landfall during the third quarter of 2017 in the amount of approximately $9 million to Adjusted EBITDA and approximately $21 million to consolidated revenue.

            Actual 2017 Vacation Ownership Adjusted EBITDA was $191.9 million, or 99.0% of the target Adjusted EBITDA and revenue excluding cost reimbursements was $988.0 billion, or 98.8% of target revenue excluding cost reimbursements. Therefore, the annual incentives earned based on Vacation Ownership Adjusted EBITDA and revenue performance were 96.7% and 96.0% of the respective target amounts.

            With respect to the portion of the incentives based on subjective individual performance, the Compensation Committee determined, following a discussion with the chief executive officer regarding the individual performance of each Mr. Harvey, Mr. Galea and Ms. Kincke, that Mr. Harvey had earned the 111% of the target amount and Mr. Galea and Ms. Kincke had earned 121% of the target amount. In determining these amounts, the Compensation Committee considered the leadership roles that each of them played in the integration efforts and the establishment of shared services functions across the enterprise, similar to other leaders of shared service functions.

            The following table shows the component and total cash incentive amounts for each of these named executive officers:

	Annual Incentive Based on ILG Adjusted EBITDA ($)	Annual Incentive Based on ILG Revenue ($)	Annual Incentive Based on VO Adjusted EBITDA ($)	Annual Incentive Based on VO Revenue ($)	Annual Incentive Based on Subjective Criteria ($)	Total Cash Incentives ($)
Craig M. Nash	802,336	151,554	NA	NA	NA	953,890
Sergio D. Rivera	123,609	NA	319,164	79,169	NA	521,942
Jeanette E. Marbert	366,782	69,282	NA	NA	NA	436,064
William L. Harvey	181,233	32,332	NA	NA	111,435	325,000
John A. Galea	91,669	16,353	NA	NA	61,928	169,950
Victoria J. Kincke	91,669	16,353	NA	NA	61,928	169,950

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Long-Term Incentives

            In determining ILG's long-term incentive programs, the Compensation Committee believes that by providing a meaningful portion of an executive officer's compensation in stock, his or her incentives are aligned with our stockholders' interests in a manner that drives better performance over time. In setting individual award levels, important considerations include effective retention, market competitiveness, performance, motivating strong future performance and issues of internal compensation equity.

            Our long-term incentive program, implemented under our 2013 Stock and Incentive Compensation Plan, generally consists of two components, each of which is subject to performance hurdles.

            Annual RSUs:    The annual RSUs are performance-based restricted stock units that are granted during the first quarter of the fiscal year and are deemed earned only after a determination by the Compensation Committee that the specified performance conditions have been met during the performance year in which they are granted. Once earned, these annual RSUs vest in equal portions over several years, subject to continued employment. Beginning in 2017, these awards vest over three years instead of the four year vesting schedule used in prior years. The Compensation Committee believes that the time based vesting of the performance-based RSUs promotes executive retention and encourages long-term performance because the value of the RSUs will only be realized upon ultimate vesting.

            Long-term Performance RSUs:    These long-term performance-based RSUs are granted during the first quarter of the fiscal year and vest on the third anniversary of the grant date, following a determination by the Compensation Committee of the number of shares earned based on the specified, multi-year performance conditions.

    2017 Grants

            For 2017, 50% of the value of the total long-term incentive opportunity for each of the named executive officers was granted through annual RSUs and 50% was granted through performance RSUs. This split provides greater weight to the performance RSUs than the 75% to 25% split used in prior years and was determined to be in line with market practice. The allocation reflects the Compensation Committee's goal of aligning our executives' and stockholders' interests, while recognizing the goal of moving ILG in the right direction to thrive in the evolving business environment within the leisure industry.

            For Mr. Nash, Ms. Marbert, Mr. Harvey, Mr. Galea and Ms. Kincke, the Compensation Committee determined in February 2017 to increase the first quarter RSU grant in terms of the dollar value between 25% and 75% from the prior year. The Vistana acquisition that closed in May 2016 materially changed the size of the enterprise and the responsibilities of the named executive officers and additional performance-based grants had been provided to these named executive officers upon closing in May 2016. For Mr. Rivera, the prior year grant was made in connection with his hiring and was not part of the annual process. All of these 2017 grant amounts were converted to a number of units based on the average of the closing ILG stock price for the trailing twenty days ending on the date prior to determination of the amount of grant by the Compensation Committee on February 14, 2017.

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            The following table summarizes the 2017 grant levels which were determined based on the particular experience, performance, roles and responsibilities of the individual executives and the other factors described above.

	Total Dollar Value of Grant ($)	Annual Performance RSUs (#)	Long-Term Performance RSUs at Target (#)	Total RSUs (#)
Craig M. Nash	2,800,000	74,962	74,963	149,925
Sergio D. Rivera	1,000,000	26,772	26,773	53,545
Jeanette E. Marbert	700,000	20,079	20,079	40,158
William L. Harvey	600,000	16,064	16,063	32,127
John A. Galea	300,000	8,031	8,032	16,063
Victoria J. Kincke	300,000	8,031	8,032	16,063

            Annual RSUs.    If earned, the annual RSUs will vest one-third each year with full vesting occurring three years after the date of grant. This is a change from prior years when annual awards vested ratably over four years. This change was made following a review of market practice, noting that companies are changing at a faster pace and it is difficult to set targets longer than three years. For 2017, the requirement for earning the annual RSUs was achievement of at least two of the following performance conditions that were set in mid-February of 2017: (1) Interval membership count as of the end of the second, third or fourth fiscal quarter of 2017 exceeding the specified amount, (2) the number of enterprise-wide exchange transactions during 2017 exceeding a specified amount; (3) the retention rate of Interval members for the 12 month period ended as of the end of the second, third or fourth fiscal quarter of 2017 exceeding a specified percentage; (4) the number of managed resorts as of the end of the second, third or fourth fiscal quarter exceeding the specified amount, or (5) Vacation Ownership achieving at least a specified amount of total timeshare contract sales for 2017. During 2018, management provided a schedule of the relevant metrics in order for the Compensation Committee to certify that the relevant targets have been met for the 2017 grant. These awards were earned and will vest as described above.

            Long-Term Performance RSUs.    The long-term performance RSUs granted in February 2017 as part of the long-term incentives have two components: 60% vest based on a cumulative three-year consolidated ILG Adjusted EBITDA target for 2017-2019 that is set based on expected 2017 results and a set growth rate for 2018 and 2019, and the remaining 40% vest based on relative total shareholder return of our common stock against two peer groups over the period from December 31, 2016 through December 31, 2019. The Compensation Committee selected these metrics to encourage bottom line growth and reward shareholder returns.

            For the 2017 relative total shareholder return ("TSR") performance, the returns are compared to a broad industry peer group as well as the Russell 2000 index companies as a whole. The broad industry peer group includes those companies in the Russell 2000 that have the Hotels, Restaurant and Leisure GICS Code 253010, referred to as the industry peer group. These two groups are equally weighted to determine the relative return.

            Long-Term Equity Awards Earned in 2017.    The 2015 long-term performance RSUs were granted by the Compensation Committee based on a cumulative three-year Adjusted EBITDA target for 60% of the awards and on the relative three-year total shareholder return for 40% of the awards.

            Adjusted EBITDA awards.    For the Adjusted EBITDA-based awards, if a higher or lower level of cumulative Adjusted EBITDA performance was achieved for 2015-2017, the number of shares

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earned was increased or decreased accordingly. The following table describes the relationship between the target cumulative Adjusted EBITDA for 2015-2017 for the long-term performance RSUs, to be interpolated for points in between, based on ILG's Adjusted EBITDA performance:

Adjusted EBITDA (Millions)	Performance RSUs Earned as a % of Target
Below T-20%	0%
T-20%	50%
T-10%	75%

Target Cumulative Adj. EBITDA(T)	100%

T+10%	150%
T+20%	200%
Above T+20%	200%

            For this purpose, as for the annual incentives, Adjusted EBITDA is defined as net income attributable to common stockholders excluding, if applicable: (1) non-cash compensation expense, (2) depreciation expense, (3) amortization expense, (4) goodwill and asset impairments, (5) income tax provision, (6) interest income and interest expense, (7) acquisition related and restructuring costs, (8) other non-operating income and expense, and (9) one time charges. See Appendix A for reconciliation.

            Shares earned based on cumulative Adjusted EBITDA for 2015-2017 performance vested on the third anniversary of the grant date, following certification of performance by the Compensation Committee and subject to continued employment. The combined Adjusted EBITDA for 2015 through 2017 of $818.9 million was greater than the cumulative target of $600.8 million and the maximum amount of Adjusted EBITDA of $720.9 million for 2015 through 2017. Therefore, the 2015 long-term performance RSUs were earned at 200% of target amounts.

            TSR awards.    For long-term performance RSUs earned based on the relative TSR on ILG stock measured against the Russell 2000 index and the industry peer group for the period from December 31, 2014 through December 31, 2015, the relative TSR is determined as the annualized rate of return as measured by stock price appreciation over the measurement period described above, taking dividends into account and using a 20 trading-day average of reported closing prices. The first peer group is the Russell 2000 Index, of which ILG is a component. The second peer group is the subset of Russell 2000 companies, including ILG, with the Hotels, Restaurant and Leisure GICS Code 253010. In crafting this performance measure, the Compensation Committee noted the small number of publicly traded peer companies for ILG and determined that the industry peer group provided an externally defined group of companies in aligned businesses with similar market capitalization for measuring market performance while the full Russell 2000 provided a broad market perspective. The Compensation Committee determined to weight these two peer groups equally. The

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relative TSR against each peer group will be measured as follows with percentiles being interpolated for amounts in between:

Relative Percentile Rank	Percent of Target Earned
Greater than 75th percentile	200%
75th Percentile (Maximum)	200%
50th Percentile (Target)	100%
40th Percentile (Threshold)	50%
Less than 40th Percentile	0%

            For the December 31, 2014 through December 31, 2017 period, ILG stock ranked at the 62nd percentile against the index and the 68th percentile against the industry group, which resulted in a 159.4% payout on these RSUs.

            Dividends.    During 2017, ILG maintained a regular quarterly dividend of $0.15 per share. Under the award agreements for the RSUs, these awards accrue dividend equivalents and the Compensation Committee determined such accrual be made in additional RSUs which vest at the times and subject to the conditions of the underlying awards. These amounts are included under the heading "Other Annual Compensation" in this proxy statement pursuant to applicable rules.

Compensation Related Policies

            Stock Ownership Guidelines.    To further align the interests of our executives with the interests of stockholders, our board of directors, upon recommendation of the Compensation Committee, adopted stock ownership guidelines for all executive officers. The guidelines require each senior executive to own a multiple of his or her base salary in the form of ILG common stock and certain unvested equity, generally within five years of assuming his or her position. Prior to attaining the required level, the executive is required to hold 50% of shares acquired upon settlement of equity awards. The required levels of ownership are designed to reflect the level of responsibility that the executive positions entail. In February 2017, ILG updated its stock ownership guidelines for our executive officer positions as shown in the table below:

Position Level	Prior Stock Ownership Guidelines	New Stock Ownership Guidelines
Chief Executive Officer	5 x base salary	6 x base salary
Chief Operating Officer	3 x base salary	3 x base salary
Chief Financial Officer and ILG Executive Vice Presidents	2 x base salary	3 x base salary
Chief Executive Officer and President of Segment	NA	3 x base salary
Presidents of Subsidiary Businesses	2 x base salary	2 x base salary
Senior Vice Presidents at ILG/Operating Segment	1 x base salary	2 x base salary
Interval International Executive Vice Presidents and Senior Vice Presidents	1 x base salary	1 x base salary

            The guidelines are administered by the Compensation Committee. As of                           , 2018, all of our named executive officers were in compliance with the guidelines.

            Recoupment Provisions.    The Compensation Committee adopted a recoupment policy for annual and long-term incentive compensation in the event of certain financial restatements. This policy provides that the Compensation Committee may require the reimbursement or forfeiture of any

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annual incentive payment and any long-term incentive payment or award to an executive for the three years prior to a material restatement of financial results. This policy applies if that executive engaged in fraud or intentional misconduct that caused the need for a material restatement of results, the payment was based on achieving results that were the subject of the material restatement and a lower or no payment would have been made based upon the restated results.

            In addition, the granted RSUs have recoupment provisions in the event an executive is terminated for cause or it is determined that during the two-year period prior to termination there was an event or circumstance that would have been grounds for termination for cause. In such event, ILG has the right to cancel all annual and performance RSUs that have not yet vested. Also, to the extent any RSUs vested within two years following the event that was or would have been grounds for termination for cause, ILG may cause such executive to return any shares or pay amounts realized from the settlement of shares issued upon vesting of such RSUs.

            Hedging and Pledging Policies.    Under our Policy on Securities Trading, our directors, executives and other employees are prohibited from pledging ILG stock or engaging in hedging transactions involving ILG stock or derivatives as well as engaging in short sales involving ILG stock.

Change of Control and Severance

            ILG believes that providing executives with severance and change of control protection is important to allowing executives to fully value the forward-looking elements of their compensation packages, and therefore limit retention risk during uncertain times. During 2017 following a market analysis, the Compensation Committee approved amendments to existing employment agreements with Mr. Nash, Mr. Rivera, Ms. Marbert and Mr. Harvey and entered into employment agreements to replace existing severance agreements with Mr. Galea and Ms. Kincke, in each case, to:

  •
  accelerate vesting of RSUs following a change of control only if there is a qualifying termination,
  •
  remove the tax gross-up provision for Mr. Nash's agreement, and
  •
  revise the amounts payable upon a qualifying termination and a qualifying termination following a change of control.

            These employment arrangements provide for payments in the event of either a termination by ILG other than for death, disability or cause or a termination by the executive for good reason, referred to as a qualifying termination. In the event of a qualifying termination, amounts payable include a multiple of base salary and target annual incentive, payment of a pro-rata portion of the annual incentive for the year of termination, continuation of benefits for severance period, and vesting of certain equity awards based on the severance period (determined as if all such awards vested in equal annual installments) for a qualifying termination for Mr. Nash, Mr. Rivera,

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Ms. Marbert, and Mr. Harvey (all awards if following a change of control), subject to compliance with restrictive covenants. The multiples of salary and target annual incentive are as follows:

Name	Qualifying Termination	Qualifying Termination following Change In Control

Craig M. Nash	2x	3x

Sergio D. Rivera	2x	2.5x

Jeanette E. Marbert	2x	2.5x

William L. Harvey	1x	2x

John A. Galea	1x	1.5x

Victoria J. Kincke	1x	1.5x

            The terms and conditions of the RSUs held by our named executive officers provide that the vesting of such RSUs will be accelerated upon a qualifying termination following a change of control.

            Prior to March 2017, Mr. Nash's employment agreement required either (1) a decrease of payments upon a change of control if such payments would have exceeded 2.99 times the base amount under Section 280G of the Internal Revenue Code by no more than 110% or (2) a gross-up of payments subject to excise tax if the payments due upon a change of control would have exceeded 2.99 times the base amount by more than 110%. In addition, the employment agreements, with each of Mr. Nash, Mr. Rivera, Ms. Marbert, and Mr. Harvey previously provided that vesting of RSUs would accelerate upon a change of control if the vest date (determined as if all such RSUs vested in equal annual installments) would have occurred during the two years following the change of control.

Other Compensation

            During 2017, we provided a limited number of perquisites and other compensation to our named executive officers. These perquisites included group term life insurance policies for each named executive officer, supplemental disability policies, and an auto allowance for our chief executive officer. The values of these benefits, and the accrued dividend equivalents described above, are reported under the heading "Other Annual Compensation" in this proxy statement pursuant to applicable rules.

            The executive officers do not participate in any deferred compensation or retirement program other than ILG's 401(k) plan. ILG has established a 401(k) plan for our employees that is intended to qualify under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the "Code") and has a separate 401(k) plan that covers the Vistana associates. Generally, all employees, including the named executive officers, are eligible to participate in the applicable 401(k) plan from their start of service, or for the Vistana plan upon completion of 90 days of service. Eligible employees electing to participate in the 401(k) plan may defer from one percent of their compensation up to the statutorily prescribed limit, on a pre-tax basis, by making a contribution to the plan. ILG's discretionary matching contributions equal 50% of each participant's contribution of up to 6% of the participant's salary, while the Vistana plan also matches 100% of the first 1% of the participant's salary. Employer matching contributions vest after two years of service.

            Our chief executive officer has on occasion used the private aircraft in which ILG owns a fractional interest for personal trips. In each case, he reimburses ILG for the costs of such use.

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            Tax Deductibility.    Our Compensation Committee's practice generally has been to structure ILG's compensation program in such a manner so that the compensation may be deductible by ILG for federal income tax purposes. Section 162(m) of the Internal Revenue Code generally places a $1 million limit on the amount of compensation a company can deduct in any one year for certain executive officers. The exemption from Section 162(m)'s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. Despite the Compensation Committee's prior efforts to structure compensation in a manner intended to be exempt from Section 162(m) and therefore not subject to its deduction limits, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing Section 162(m)'s exemption from the deduction limit, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) in fact will.

            Committee Consideration of Results of Stockholder Advisory Vote.    At our 2017 Annual Meeting of stockholders, our executive compensation program received the support of nearly 98% of shares represented at the meeting. The Compensation Committee has considered the results of this vote and views this outcome as evidence of stockholder support of its executive compensation decisions and policies. Our stockholders will again be asked to provide a non-binding advisory vote on our executive compensation at this Annual Meeting of stockholders. Also at our 2017 Annual Meeting of stockholders, stockholders over 83% of shares represented at the meeting voted for the frequency of such non-binding advisory votes to be on an annual basis. The Compensation Committee recommended and our Board of Directors approved a recommendation for the advisory vote on executive compensation to be held annually going forward.

Compensation Committee Report

            The following report of the compensation committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing under the Securities Act or the Exchange Act, except to the extent ILG specifically incorporates this report by reference therein.

            The compensation committee evaluates and establishes compensation for executive officers and oversees the deferred compensation plan, ILG's management equity compensation plans, and other management incentive, benefit and perquisite programs. Management has the primary responsibility for the disclosure of executive compensation in ILG's financial statements and reporting process. With this in mind, the compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis above. The compensation committee is satisfied that the Compensation Discussion and Analysis fairly and completely represents the philosophy, intent, and actions of the compensation committee with regard to executive compensation and recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement.

Compensation and Human Resources Committee

Avy H. Stein, Chairman
Victoria L. Freed
Thomas P. Murphy, Jr.
Thomas O. Ryder

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Summary Compensation Table

            The following table sets forth information concerning the total compensation received for services rendered to ILG and its subsidiaries during 2015, 2016 and 2017 by our chief executive officer, chief financial officer, and our four other most highly compensated executive officers for 2017, all of whom are referred to in this proxy statement as named executive officers.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Craig M. Nash	2017	872,692	—	3,151,723	953,890	359,555	5,337,860
Chairman, President &	2016	823,866	—	4,353,054	1,319,711	247,324	6,743,955
Chief Executive Officer	2015	750,000	—	2,471,559	637,500	227,857	4,086,916
Sergio D. Rivera*(5)	2017	550,000	—	1,125,623	521,942	105,237	2,302,802
EVP, CEO & President, VO	2016	84,615	—	1,949,016	—	15,444	2,049,075
Jeanette E. Marbert	2017	478,846	—	844,205	436,064	126,930	1,886,045
EVP, CEO & President, E&R	2016	460,692	—	1,597,407	682,642	87,486	2,828,227
	2015	435,000	—	786,411	369,750	80,364	1,671,526
William L. Harvey	2017	420,000	111,435	675,370	213,565	101,700	1,522,070
Chief Financial Officer	2016	403,904	94,905	1,391,948	364,941	64,345	2,320,043
	2015	375,000	29,846	533,648	209,217	58,295	1,206,006
John A. Galea	2017	304,500	61,928	337,680	108,022	45,704	812,130
EVP, Chief Accounting Officer
Victoria J. Kincke	2017	304,500	61,928	337,680	108,022	45,704	812,130
EVP, General Counsel & Secretary

*
Includes amounts since November 7, 2016 for Mr. Rivera.

(1)
For Mr. Nash, Ms. Marbert and Mr. Harvey, the rate of salary increased beginning May 12, 2016 with additional small increases for Mr. Nash and Ms. Marbert in March 2017, as described in "Compensation Discussion and Analysis" above.
(2)
Represents the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718 in connection with RSUs granted during the applicable year under our 2013 Stock and Incentive Compensation Plan. These awards consist of annual RSUs and performance RSUs. Performance RSU awards vest in amounts that change based upon performance conditions and are computed based on the probable outcome of the performance conditions assuming target performance for Adjusted EBITDA-based and Revenue-based awards and based upon a Monte Carlo simulation for relative TSR based awards as discussed in Note 18 to the Consolidated Financial Statements for 2017 contained in our 2017 Annual Report. The fair value at the maximum level of vesting for these performance awards is:

Name	Max ($)

Craig M. Nash	3,421,907

Sergio D. Rivera	1,222,130

Jeanette E. Marbert	916,573

William L. Harvey	733,240

John A. Galea	366,648

Victoria J. Kincke	366,648

(3)
Amounts earned under the annual incentive program are paid following Compensation Committee certification of the achievement of performance following completion of the fiscal year. Amounts earned following the successful closing of the Vistana acquisition were paid during 2017.
(4)
See the table below for all other compensation included in this column for 2017 with dividends accrued on RSUs at target levels. In addition, as described above in "Compensation Discussion and Analysis—Other Compensation,"

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  Mr. Nash has on occasion used the private aircraft in which ILG owns a fractional interest for personal trips and has reimbursed ILG for the costs of such use.

Name	Supplemental Disability Insurance ($)	Auto Allowance ($)	401(k) Plan Company Match ($)	Group Term Life ($)	Dividends Accrued on RSUs ($)	Total All Other Compensation ($)
Craig M. Nash	7,040	14,400	8,100	3,564	326,451	359,555
Sergio D. Rivera	—	—	1,692	2,382	101,163	105,237
Jeanette E. Marbert	4,718	—	8,100	3,564	110,548	126,930
William L. Harvey	—	—	8,100	3,564	90,036	101,700
John A. Galea	—	—	8,100	3,204	34,400	45,704
Victoria J. Kincke	—	—	8,100	3,204	34,400	45,704

(5)
Prior to Mr. Rivera joining ILG as an executive, he received compensation for his role as a director. Such compensation ceased upon his hiring.

Executive Agreements

            Craig M. Nash.    Mr. Nash entered into a four-year employment agreement that was effective upon the spin-off on August 20, 2008 which was most recently amended in March 2017. Under this agreement as amended and restated, Mr. Nash receives a base salary of $875,000 and is entitled to receive an annual bonus with a target of 120% of base salary, based upon achievement of targets set by the Compensation Committee. He is also eligible to receive grants under ILG's long-term incentive program with a target annual award level of $2,800,000 or more, based on criteria to be set by the Compensation Committee. The agreement continues until Mr. Nash provides at least 60 days' written notice of his intent to separate or pursuant to the provisions for death, disability, termination with or without cause, or resignation for good reason. Severance provisions are described below under "Potential Payments upon Termination or Change of Control."

            Sergio D. Rivera.    Mr. Rivera entered into a two-year employment agreement with ILG, effective November 7, 2016 which was most recently amended and restated in March 2017. The agreement provides for an initial base salary of $550,000, target annual incentive payments up to 100% of base salary and initial RSUs as described under Compensation Discussion and Analysis. He is also eligible to receive grants under ILG's long-term incentive program with a target annual award level of $1,000,000, based on criteria to be set by the Compensation Committee. The agreement continues after the initial two-year term unless terminated by either party on 90 days' notice. Severance provisions are described below under "Potential Payments upon Termination or Change of Control."

            Jeanette E. Marbert.    Ms. Marbert entered into a four-year employment agreement that was effective upon the spin-off which was most recently amended in March 2017. Under this agreement as amended and restated, Ms. Marbert receives a base salary of $480,000 and is entitled to receive an annual bonus with a target of 100% of base salary, based upon achievement of targets set by the Compensation Committee. She is also eligible to receive grants under ILG's long-term incentive program with a target annual award level of $700,000, based on criteria to be set by the Compensation Committee. The agreement continues until Ms. Marbert provides at least 60 days' written notice of her intent to separate or pursuant to the provisions for death, disability, termination with or without cause, or resignation for good reason. Severance provisions are described below under "Potential Payments upon Termination or Change of Control."

            William L. Harvey.    Mr. Harvey entered into a four-year employment agreement in 2008 which was most recently amended in March 2017. Under this agreement as amended and restated

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Mr. Harvey receives a base salary of $420,000 and is entitled to receive an annual bonus with a target of 80% of base salary, based upon achievement of targets set by the Compensation Committee. He is also eligible to receive grants under ILG's long-term incentive program with a target annual award level of $600,000, based on criteria to be set by the Compensation Committee. The agreement continues until Mr. Harvey provides at least 60 days' written notice of his intent to separate or pursuant to the provisions for death, disability, termination with or without cause, or resignation for good reason. Severance provisions are described below under "Potential Payments upon Termination or Change of Control."

            John A. Galea.    Mr. Galea entered into an employment agreement in March 2017 which superseded his prior severance agreement from 2008. The agreement provides for an initial base salary of $300,000, target annual incentive payments up to 55% of base salary and equity compensation with a target annual award level of $300,000, based on criteria to be set by the Compensation Committee. The agreement continues until Mr. Galea provides at least 30 days' written notice of his intent to separate or pursuant to the provisions for death, disability, termination with or without cause, or resignation for good reason. Severance provisions are described below under "Potential Payments upon Termination or Change of Control."

            Victoria J. Kincke.    Ms. Kincke entered into an employment agreement in March 2017 which superseded her prior severance agreement from 2008. The agreement provides for an initial base salary of $300,000, target annual incentive payments up to 55% of base salary and equity compensation with a target annual award level of $300,000, based on criteria to be set by the Compensation Committee. The agreement continues until Ms. Kincke provides at least 30 days' written notice of her intent to separate or pursuant to the provisions for death, disability, termination with or without cause, or resignation for good reason. Severance provisions are described below under "Potential Payments upon Termination or Change of Control."

CEO Pay Ratio

            Under rules adopted pursuant to the Dodd-Frank Act of 2010, we are required to calculate and disclose the total compensation paid to ILG's median employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our CEO.

            Under the relevant rules, we are required to identify the median employee by use of a consistently applied compensation measure. We chose total cash earnings, including annual base pay, overtime, bonus at target, commission, tips and paid time off. We did not perform adjustments to the compensation paid to part-time employees to calculate what they would have been paid on a full-time basis.

            As of October 31, 2017, the date for the determination of the median employee, ILG had 11,218 employees in 17 countries, however the vast majority of these employees were in North America. In identifying the median employee, we excluded workers in 15 countries totaling 325 associates (approximately 3% of our workforce) as permitted by the de minimis exemption rules, given the small portion of the total employee population in these countries.

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            We excluded the following number of workers from the following countries in the identification of the median employee:

Country	#	Country	#	Country	#

Argentina	22	Colombia	20	Singapore	36

Bahamas	43	Egypt	12	South Africa	11

Brazil	3	Finland	8	Spain	3

Canada	34	Germany	18	Thailand	1

China	1	Italy	15	United Kingdom	98

            After applying our methodology and excluding the employees listed above, we identified the median employee. Once the median employee was identified, we calculated the median employee's total annual compensation in accordance with the requirements of the Summary Compensation Table.

            Our median employee compensation as calculated using Summary Compensation Table requirements was $36,628. Our CEO's compensation as reported in the Summary Compensation Table was $5,337,860. Therefore, our CEO to median employee pay ratio is 146:1.

            Note that the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. This information is being provided for compliance purposes. Neither the Compensation Committee nor management of the company used the pay ratio measure in making compensation decisions.

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Grants of Plan-Based Awards for Fiscal Year 2017

            The following table sets forth information with respect to the grants of plan-based awards to the named executive officers during the year ended December 31, 2017.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Grant Date Fair Value of Stock Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	($)(3)
Craig M. Nash		525,000	1,050,000	2,005,500
	2/14/2017				37,482	74,963	149,926	1,710,954
	2/14/2017					74,962		1,440,770
Sergio D. Rivera		275,000	550,000	1,050,500
	2/14/2017				13,387	26,773	53,546	611,065
	2/14/2017					26,772		514,558
Jeanette E. Marbert		240,000	480,000	916,800
	2/14/2017				10,040	20,079	40,158	458,287
	2/14/2017					20,079		385,918
William L. Harvey		117,600	235,200	450,240
	2/14/2017				8,032	16,063	32,126	366,620
	2/14/2017					16,064		308,750
John A. Galea		59,483	118,965	227,733
	2/14/2017				4,016	8,032	16,064	183,324
	2/14/2017					8,031		154,356
Victoria J. Kincke		59,483	118,965	227,733
	2/14/2017				4,016	8,032	16,064	183,324
	2/14/2017					8,031		154,356

(1)
These awards are performance based awards under the annual incentive program with amounts paid determined by the achievement of the Adjusted EBITDA and revenue performance targets, as described in "Compensation Discussion and Analysis—Elements of Compensation—Annual Incentives" above.

(2)
These awards granted February 14, 2017 include (A) in the first line for each named executive officer—performance RSUs under the long-term incentive program with the number of shares earned determined by the achievement of the Adjusted EBITDA performance targets or, total shareholder return targets, all subject to cliff vesting on the third anniversary of the grant date, and (B) in the second line—annual RSUs awarded under the long-term incentive program which vest pro rata over three years, in each case as described in "Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives" above.

(3)
The grant date fair value was calculated in accordance with FASB ASC Topic 718. For the value of the performance RSUs based on Adjusted EBITDA, at the date of grant we estimated the future payout at the target level, and for the performance shares based on relative TSR, we used a Monte Carlo simulation as discussed in Note 18 to the Consolidated Financial Statements for 2017 contained in our 2017 Annual Report. The grant date fair value does not reflect the current value of these awards or the value of any future payout.

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Outstanding Equity Awards at Fiscal Year-End for Fiscal Year 2017

            The following table sets forth information with respect to the value of restricted stock units held by the named executive officers on December 31, 2017, based on the closing price for ILG shares of $28.48 on The NASDAQ Stock Market on that date.

	Stock Awards(1)(3)
Name	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)
Craig M. Nash	362,046	10,311,070	210,553	5,996,549
Sergio D. Rivera	92,073	2,662,239	60,370	1,719,338
Jeanette E. Marbert	119,349	3,401,623	70,901	2,019,260
William L. Harvey	94,425	2,689,224	62,260	1,773,165
John A. Galea	36,936	1,051,937	23,100	657,888
Victoria J. Kincke	36,936	1,051,937	23,100	657,888

(1)
Amounts shown include 2015 performance RSUs earned, but that have not yet vested, based on achieving 2015-2017 performance criteria pursuant to the long-term incentive plan and annually vesting RSUs earned, but not yet vested, based on achieving operational criteria as described in "Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives" above.

(2)
Amounts shown include RSUs granted that have not yet been earned based on the assumption that the applicable performance criteria are achieved at target levels.

(3)
The table below provides the following information regarding RSU awards held by ILG's named executives as of December 31, 2017: (i) the grant date of each award, (ii) the number of RSUs outstanding (on an aggregate and grant-by-grant basis), (iii) the market value of RSUs outstanding as of December 31, 2017, (iv) the vesting schedule for each award and (v) the total number of RSUs that vested or are scheduled to vest in each of the fiscal years ending December 31, 2018, 2019, and 2020.

	Number of Unvested RSUs as of 12/31/17	Market Value of Unvested RSUs as of 12/31/17	Vesting Schedule (#)
Grant Date	(#)	($)	2018	2019	2020

Craig M. Nash
2/25/14(a)	16,835	479,461	16,835	—	—
2/24/15(a)	36,992	1,053,532	18,492	18,500	—
2/24/15(b)	29,590	842,723	29,590	—	—
2/24/15(c)	15,721	447,734	15,721	—	—
2/23/16(a)	94,236	2,683,841	31,409	31,410	31,417
2/23/16(b)	25,129	715,674	—	25,129	—
2/23/16(c)	16,752	477,097	—	16,752	—
5/12/16(d)	91,876	2,616,628	—	91,876	—
5/12/16(b)	55,126	1,569,989	—	55,126	—
5/12/16(e)	36,750	1,046,640	—	36,750	—
2/14/2017(a)	76,796	2,187,150	25,339	25,343	26,114
2/14/2017(b)	46,078	1,312,302	—	—	46,078
2/14/2017(c)	30,718	874,849	—	—	30,718

Total	572,599	16,307,620	137,386	300,886	134,327

Sergio Rivera
11/7/2016(f)	49,411	1,407,225	24,704	24,707	—
11/7/2016(g)	48,177	1,372,081	15,235	16,470	16,472
2/14/2017(a)	27,427	781,121	9,048	9,052	9,327
2/14/2017(b)	16,457	468,696	—	—	16,457
2/14/2017(c)	10,971	312,454	—	—	10,971

Total	152,443	4,341,577	48,987	50,229	53,227

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	Number of Unvested RSUs as of 12/31/17	Market Value of Unvested RSUs as of 12/31/17	Vesting Schedule (#)
Grant Date	(#)	($)	2018	2019	2020

Jeanette E. Marbert
2/25/14(a)	5,363	152,738	5,363		—
2/24/15(a)	11,773	335,295	5,882	5,891	—
2/24/15(b)	9,415	268,139	9,415	—	—
2/24/15(c)	5,002	142,457	5,002	—	—
2/23/16(a)	30,565	870,491	10,186	10,187	10,192
2/23/16(b)	8,149	232,084	—	8,149	—
2/23/16(c)	5,433	154,732	—	5,433	—
5/12/16(d)	36,751	1,046,668	—	36,751	—
5/12/16(b)	22,050	627,984	—	22,050	—
5/12/16(e)	14,700	418,656	—	14,700	—
2/14/2017(a)	20,570	585,834	6,786	6,788	6,996
2/14/2017(b)	12,341	351,472	—	—	12,341
2/14/2017(c)	8,228	234,333	—	—	8,228

Total	190,340	5,420,883	42,634	109,949	37,757

William L. Harvey
2/25/14(a)	3,067	87,348	3,067	—	—
2/24/15(a)	7,990	227,555	3,990	4,000	—
2/24/15(b)	6,388	181,930	6,388	—	—
2/24/15(c)	3,395	96,690	3,395	—	—
2/23/16(a)	20,377	580,337	6,790	6,791	6,796
2/23/16(b)	5,433	154,732	—	5,433	—
2/23/16(c)	3,621	103,126	—	3,621	—
5/12/16(d)	36,751	1,046,669	—	36,751	—
5/12/16(b)	22,050	627,984	—	22,050	—
5/12/16(e)	14,700	418,656	—	14,700	—
2/14/2017(a)	16,457	468,695	5,429	5,431	5,597
2/14/2017(b)	9,874	281,212	—	—	9,874
2/14/2017(c)	6,582	187,455	—	—	6,582

Total	156,685	4,462,389	29,059	98,777	28,849

John Galea
2/25/14(a)	1,536	43,745	1,536	—	—
2/24/15(a)	3,366	95,864	1,680	1,686	—
2/24/15(b)	2,690	76,611	2,690	—	—
2/24/15(c)	1,430	40,726	1,430	—	—
2/23/16(a)	8,662	246,694	2,885	2,885	2,892
2/23/16(b)	2,309	65,760	—	2,309	—
2/23/16(c)	1,539	43,831	—	1,539	—
5/12/16(d)	11,025	313,992	—	11,025	—
5/12/16(b)	6,615	188,395	—	6,615	—
5/12/16(e)	4,409	125,568	—	4,409	—
2/14/2017(a)	8,227	234,305	2,713	2,715	2,799
2/14/2017(b)	4,937	140,606	—	—	4,937
2/14/2017(c)	3,291	93,728	—	—	3,291

Total	60,036	1,709,825	12,934	33,183	13,919

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	Number of Unvested RSUs as of 12/31/17	Market Value of Unvested RSUs as of 12/31/17	Vesting Schedule (#)
Grant Date	(#)	($)	2018	2019	2020

Victoria Kincke
2/25/14(a)	1,536	43,745	1,536	—	—
2/24/15(a)	3,366	95,864	1,680	1,686	—
2/24/15(b)	2,690	76,611	2,690	—	—
2/24/15(c)	1,430	40,726	1,430	—	—
2/23/16(a)	8,662	246,694	2,885	2,885	2,892
2/23/16(b)	2,309	65,760	—	2,309	—
2/23/16(c)	1,539	43,831	—	1,539	—
5/12/16(d)	11,025	313,992	—	11,025	—
5/12/16(b)	6,615	188,395	—	6,615	—
5/12/16(e)	4,409	125,568	—	4,409	—
2/14/2017(a)	8,227	234,305	2,713	2,715	2,799
2/14/2017(b)	4,937	140,606	—	—	4,937
2/14/2017(c)	3,291	93,728	—	—	3,291

Total	60,036	1,709,825	12,934	33,183	13,919

(a)
Represents Annual RSUs earned which vest in equal annual installments on each of the first three or four anniversaries of the grant date, subject to continued employment. The performance conditions to which these awards were subject have been satisfied.
(b)
Represents performance RSUs which vest on the third anniversary of the grant date subject to continued employment. The number of shares included on the table is based on the number of shares which would be earned if the cumulative total of Adjusted EBITDA for 2016-2018 or 2017-2019, as applicable, equals the cumulative total target Adjusted EBITDA for those three years. For the February 2015 grant, the number of shares included is based on the number of shares earned based on Adjusted EBITDA achieved for 2015-2017.
(c)
Represents performance RSUs which vest on the third anniversary of the grant date subject to continued employment. The number of shares included on the table is based on the number of shares which would be earned based on the relative TSR for ILG being at the target percentile for the measurement period of December 31, 2015 through December 31, 2018 or December 31, 2016 through December 31, 2019 as applicable, as measured against the peer groups. For the February 2014 grant, the number of shares included is the number of shares earned based on the relative TSR for the measurement period from December 31, 2014 through December 31, 2017.
(d)
Represents performance RSUs which vest on the third anniversary of the grant date subject to continued employment. The performance conditions to which these awards were subject have been satisfied.
(e)
Represents performance RSUs which vest on the third anniversary of the grant date subject to continued employment. The number of shares included on the table is based on the number of shares which would be earned if the cumulative total of revenue excluding cost reimbursements for 2016-2018, equals the cumulative total target revenue excluding cost reimbursements for those three years.
(f)
Represents RSUs granted to Mr. Rivera upon hire that vest ratably on the first three anniversaries of the grant date subject to achieving specified operating goals during 2017.
(g)
Represents RSUs that vest in annual installments over the first three anniversaries of the grant date (or if later, when performance is certified) based on achievement of annual adjusted EBITDA targets for Vacation Ownership.

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Stock Vested for Fiscal Year 2017

            The following table sets forth information with respect to the value to the named executive officers of RSUs and restricted stock that vested during 2017, based on the closing price for ILG shares on The NASDAQ Stock Market on the applicable vesting date, which does not reflect the current value. In 2017 none of the named executive officers had any options. Note that a portion of the RSUs that vested for Mr. Rivera were granted for his board service prior to becoming an officer of ILG.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Craig M. Nash	111,632	2,132,914
Sergio D. Rivera	33,606	988,282
Jeanette E. Marbert	35,340	675,230
William L. Harvey	22,343	426,929
John A. Galea	10,162	194,161
Victoria J. Kincke	10,162	194,161

Pension Benefits for Fiscal Year 2017 and Nonqualified Deferred Compensation for Fiscal Year 2017

            ILG does not offer a pension plan and none of the named executive officers are eligible to participate in a deferred compensation plan offered by ILG.

Potential Payments upon Termination or Change of Control

            Each of the named executive officers is eligible to receive severance benefits in the event of a qualifying termination, with additional benefits if such qualifying termination occurs after a change of control. A qualifying termination is a termination by ILG other than for death, disability or cause (as defined in the agreement) or a termination by the executive for good reason (as defined in the agreement).

    Death and Disability

            Under the terms of the equity awards granted to the named executive officers, all of the awards will accelerate and vest upon the death of the executive, with performance based awards vesting at target. In the event of the disability of an executive, the terms of the equity awards state that such awards will continue to vest for up to four years, subject to compliance with confidentiality and non-competition agreements.

    Severance

            Cash.    Upon a qualifying termination, ILG executive officers are entitled to continued payment of salary and target annual incentive, with respect to Mr. Nash, Ms. Marbert and Mr. Rivera, for 24 months, with respect to Mr. Harvey, Mr. Galea and Ms. Kincke, for 12 months. The executives will also receive a pro rata portion of the annual incentive following certification of the amount earned by the Compensation Committee. Additionally, each of the named executive officers will also receive payment to cover the excess of the applicable premium under COBRA over the active employee/family portion for the same period.

66

            Equity.    Upon a qualifying termination, Mr. Nash, Ms. Marbert, Mr. Harvey and Mr. Rivera would receive accelerated vesting for any equity awards granted after the effective date of the applicable employment agreement that would otherwise have vested within the continuation period, with each such award treated as if it vested in equal annual installments. In addition, in the event of a qualifying termination, each of the named executive officers would be entitled to one-third of the shares that would otherwise vest for each completed 12-month period following the grant date with respect to performance-based RSUs that vest at the end of three years that were not granted upon hire. Note that generally in the case of a qualifying termination for death, the awards vest in full, and for disability, the awards continue to vest for up to three years following the termination date.

            Obligations.    The amounts payable upon a Qualifying Termination are all subject to the execution of a general release and to compliance with confidentiality, non-compete, non-solicitation of employees and non-solicitation of customer covenants set forth in the relevant employment agreements.

    Change of Control

            Pursuant to the terms of ILG's equity compensation plans and the award agreements thereunder, upon a change of control, as defined in the applicable executive employment agreement, or as defined in the relevant plan, the named executive officers are generally entitled to accelerated vesting of equity awards if, following such change of control, there is a qualifying termination.

            Under amended agreements executed in March 2017, amounts payable upon a qualifying termination within 24 months following a change of control include a lump-sum payment of a multiple of base salary and target annual incentive, and a pro-rated continuation of benefits for severance period, and accelerated vesting of equity awards, subject to compliance with restrictive covenants. The multiples of salary and target annual incentive are three times for Mr. Nash, two and a half times for Ms. Marbert and Mr. Rivera, two times for Mr. Harvey and one and a half times for Mr. Galea and Ms. Kincke. Each executive will also receive a pro rata portion of his or her annual incentive at the greater of target or actual performance through the date of the qualifying termination to the extent determinable. Additionally, each of the named executive officers will also receive payments to cover the excess of the applicable premium under COBRA over the active employee/family portion for the number of years equal to the multiples stated above.

            Each of these agreements also provides that amounts payable may be reduced to ensure that no portion of the payment is subject to excise tax, but only if the reduced payment results in the executive receiving the greatest amount of benefit. The agreements with Mr. Nash, Mr. Rivera and Ms. Marbert also provide that if the executive requests Retirement pursuant to the 2013 Plan at least six months after a Change of Control, complies with the post-separation obligations, and there are no circumstances that create a basis for Cause, the Compensation Committee will approve Retirement treatment, which consists of continued vesting for all unvested equity awards.

            The amounts shown in the table assume that the termination or change of control was effective as of December 31, 2017 and that the price of ILG common stock on which certain calculations are based was the closing price of $28.48 on The NASDAQ Stock Market on that date. These amounts are estimates of the incremental amounts that would have been paid out to the executive upon such terminations/change of control, and do not take into account equity grants

67

made, and contractual obligations entered into, after December 31, 2017. The actual amounts to be paid out can only be determined at the time the event actually occurs.

Name and Benefit	Death or Disability(2) ($)	Termination without cause or for Good Reason ($)	Termination w/o cause or for good reason after Change in Control(3) ($)
Craig M. Nash
Cash Severance (salary and bonus)	–	4,803,890	6,728,890
RSUs (vesting accelerated)(1)	16,307,620	13,954,906	16,307,620
Continued health benefits(4)	–	64,900	97,350

Total estimated value	16,307,620	18,823,696	23,133,860

Sergio D. Rivera
Cash Severance (salary and bonus)	–	2,721,942	3,271,942
RSUs (vesting accelerated)(1)	4,341,577	3,820,820	4,341,577
Continued health benefits(4)	–	31,300	39,125

Total estimated value	4,341,577	6,574,062	7,652,644

Jeanette E. Marbert
Cash Severance (salary and bonus)	–	2,356,064	2,836,064
RSUs (vesting accelerated)(1)	5,420,883	5,030,337	5,420,883
Continued health benefits(4)	–	40,736	50,920

Total estimated value	5,420,883	7,427,137	8,307,867

William L. Harvey
Cash Severance (salary and bonus)	–	1,081,000	1,837,000
RSUs (vesting accelerated)(1)	4,462,389	2,553,090	4,462,389
Continued health benefits(4)	–	15,650	23,475

Total estimated value	4,462,389	3,649,740	6,322,864

John A. Galea
Cash Severance (salary and bonus)	–	648,900	888,375
RSUs (vesting accelerated)(1)	1,709,825	271,699	1,709,825
Continued health benefits(4)	–	15,650	23,475

Total estimated value	1,709,825	936,249	2,621,675

Victoria J. Kincke
Cash Severance (salary and bonus)	–	648,900	888,375
RSUs (vesting accelerated)(1)	1,709,825	271,699	1,709,825
Continued health benefits(4)	–	15,650	23,475

Total estimated value	1,709,825	936,249	2,621,675

(1)
The value of accelerated performance RSUs included in these amounts is based on the target numbers (other than RSUs that have been earned at a different amount) and includes the full value of earned RSUs. These RSUs provide that the Compensation Committee may determine that a larger number of RSUs would have vested absent a change of control and cause such larger number of RSUs to vest.
(2)
Note that upon death the RSUs awards vest immediately whereas in the case of disability, the awards vest over time.
(3)
Any amounts paid that are considered excess parachute payments under Section 280G of the Code will not be deductible by ILG. To the extent the benefit to the executive is greater by reducing the amounts so that no portion would be subject to an excise tax, the amounts would be so reduced.
(4)
Based on 2018 health care costs per executive.

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Compensation Risk Analysis

            The Compensation Discussion and Analysis describes generally the compensation policies and practices that apply to executives throughout the company. Meridian Compensation Partners worked with our human resources team to assess ILG's compensation policies and practices from a risk-taking perspective. The conclusions were reviewed with representatives from the legal and internal audit departments. A summary of this assessment was provided to the Compensation Committee. This assessment considered the potential risks with respect to our various compensation policies and practices and the mitigating factors and controls to address these risks. Based on the results of this review, we determined that the risks arising from ILG's compensation policies and procedures are not reasonably likely to have a material adverse effect on ILG.

Equity Compensation Plan Information

            The table below provides information pertaining to all compensation plans under which equity securities of our company are authorized for issuance as of December 31, 2017:

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	2,992,110(2)	NA(3)	3,289,318
Equity compensation plans not approved by security holders	–	NA	–

Total	2,992,110	–	3,289,318

(1)
These plans include the 2013 Stock and Incentive Compensation Plan, under which a variety of awards, including incentive or nonqualified stock options, restricted shares, restricted stock units, performance units, appreciation rights, bonus awards or any combination of the foregoing may be issued and the 2008 Deferred Compensation Plan for Non-Employee Directors, under which directors can defer retainer fees that are converted to share units and settled in common stock. There are 30,213 shares available under the Deferred Compensation Plan for Non-Employee Directors.
(2)
Includes an aggregate of (a) 2,922,322 shares issuable upon vesting of RSUs at maximum for performance RSUs, and (b) 69,788 shares issuable upon settlement of share units issued under the Deferred Compensation Plan for Non-Employee Directors.
(3)
As of December 31, 2017, there were no options outstanding.

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PROPOSAL 2—APPROVE, IN A NON-BINDING ADVISORY VOTE, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

            We are asking stockholders to approve, on an advisory basis, as required pursuant to section 14A of the Exchange Act, the compensation of ILG's named executive officers as reported in this proxy statement.

            As described in detail above under "Compensation Discussion and Analysis," ILG is focused on growing our business of providing memorable vacation experiences to our customers and delivering shareholder value. To further this goal, we structure our compensation to reward performance and foster long-term growth of our business. Our compensation highlights include the following:

  •
  Pay for performance philosophy and practice, by including performance conditions on 83% of the 2017 target compensation for our chief executive officer and an average of 64% for the other named executive officers

  •
  Utilize an independent compensation consultant to assist the Compensation Committee in evaluating executive compensation

  •
  Emphasize equity-based awards, resulting in the alignment of our executives' interests with those of our stockholders

  •
  Provide a cap for all performance-based awards of no more than 200% of target

  •
  Removed legacy gross-up provisions

  •
  All change of control payments now based on a "double trigger"

  •
  Set robust executive stock ownership guidelines (6x multiple for CEO)

  •
  Subject performance-based pay to a recoupment policy

  •
  Prohibit hedging or pledging of ILG stock by executive officers and directors

            Therefore, we are asking stockholders to approve the following advisory resolution at the Annual Meeting:

            RESOLVED, that the stockholders of ILG, Inc. ("ILG") approve, on an advisory basis, the compensation of ILG's named executive officers disclosed in the Proxy Statement for ILG's 2018 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, Summary Compensation Table and the other related tables and narrative discussion within the Executive Compensation section.

            This advisory resolution, commonly referred to as a "say-on-pay" resolution, is non-binding on the board of directors. Although non-binding, the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation.

Recommendation

            THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE NON-BINDING ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

            The affirmative vote of a majority of the votes cast at the Annual Meeting at which a quorum is present is required to approve this proposal. If your broker holds your shares, your broker is not entitled to vote your shares on this proposal without your instruction. Broker non-votes will have no effect on the outcome of the advisory resolution because broker non-votes are not considered in

70

determining the number of votes necessary for approval. Although the say-on-pay vote is non-binding, the Board of Directors and its compensation committee, which is comprised entirely of independent directors, will consider the voting results, as well as other communications from stockholders relating to our compensation practices, and take them into account in future determinations concerning our executive compensation program.

            If you have any questions or require any assistance with voting your shares, please call our proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022

Stockholders May Call:
Toll-Free at (877) 800-5192 (from the U.S. and Canada)
(412) 232-3651 (from other locations)
Banks and Brokers May Call Collect: (212) 750-5833

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            The following table sets forth certain information regarding the beneficial ownership of ILG common stock as of close of business on March 31, 2018, except as otherwise disclosed in the notes below, by:

  •
  each person who is known by ILG to own beneficially more than 5% of the outstanding common stock based on a review of filings with the SEC;

  •
  ILG's directors;

  •
  ILG's named executive officers; and

  •
  ILG's current executive officers and directors as a group.

Unless otherwise indicated, beneficial owners listed here may be contacted at ILG's corporate headquarters at 6262 Sunset Drive, Miami, FL 33143. Except as otherwise described in the notes below, the following beneficial owners have sole voting power and sole investment power with respect to all common shares set forth opposite their respective names:

	ILG Common Stock

Name and Address of Beneficial Owner	Shares	%

Qurate Retail Group (formerly Liberty Interactive Corporation)(1)	16,643,957	13.4
12300 Liberty Boulevard
Englewood, CO 80112
Blackrock, Inc.(2)	11,243,741	9.1
55 East 52nd Street
New York, NY 10055
The Vanguard Group(3)	9,153,245	7.4
100 Vanguard Blvd.
Malvern, PA 19355
David Flowers(5)	25,038	*
Victoria L. Freed(5)	35,245	*
Lizanne Galbreath(5)	24,039	*
John A. Galea(4)	67,674	*
William L. Harvey(4)	233,955	*
Chad Hollingsworth(5)	18,806	*
Victoria J. Kincke(4)	101,017	*
Lewis J. Korman(5)	68,885	*
Thomas J. Kuhn(5)	68,677	*
Jeanette E. Marbert(4)	441,571	*
Thomas J. McInerney(5)	126,885	*
Thomas P. Murphy, Jr.(5)	67,885	*
Craig M. Nash(4)(6)	1,151,858	*
Stephen R. Quazzo(5)(6)	41,037	*
Sergio D. Rivera(4)(5)	56,226	*
Thomas O. Ryder (5)	47,327	*
Avy H. Stein(5)	83,387	*
All executive officers and directors as a group (19 persons)	2,685,958	2.0

*
The percentage of shares beneficially owned does not exceed 1%.

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(1)
Based upon information reported on Amendment No.1 to Schedule 13D which was filed with the SEC on November 2, 2015. Liberty Interactive Corporation (formerly Liberty Media Corporation) is a publicly traded corporation. According to its Schedule 14A, filed December 29, 2017, Liberty's chairman, John C. Malone, controls 39.2% of the voting power of Qurate Retail Group (formerly Liberty Interactive Corporation).
(2)
Based upon information reported on Amendment No. 10 to Schedule 13G which was filed with the SEC on January 25, 2018, Blackrock, Inc. and its subsidiaries beneficially own and have sole dispositive rights over 11,243,741 shares and have sole voting rights over 11,008,274 shares.
(3)
Based upon information reported on Amendment No. 2 to Schedule 13G which was filed with the SEC on February 9, 2018, The Vanguard Group, Inc. and its subsidiaries beneficially own and have sole dispositive rights over 9,021,801, have shared dispositive rights over 131,444 shares, have sole voting rights over 124,750 shares and have shared voting rights over 15,537.
(4)
Excludes RSUs that vest more than 60 days after March 31, 2018.
(5)
Includes 8,968 RSUs that vest on May 12, 2017. For Mr. Kuhn, excludes 45,944 share units, for Mr. Ryder 3,160 share units and for Mr. Stein, 20,683 share units under the Non-Employee Director Deferred Compensation Plan, which would be paid no sooner than six months following termination of services as a director of ILG. For Mr. Korman, excludes 2,000 share units held by his private foundation.
(6)
Excludes 221,860 shares held by trusts for the benefit of Mr. Nash's children and 5,988 shares held by trusts for the benefit of Mr. Quazzo's family members and by his spouse.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

            Section 16(a) of the Exchange Act requires our directors and executive officers, and owners of more than 10% of a registered class of ILG's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common shares and other equity securities of ILG. Executive officers, directors and owners of more than 10% of the common shares are required by SEC regulations to furnish ILG with copies of all forms they file pursuant to Section 16(a). We file Section 16(a) reports on behalf of our directors and executive officers to report their initial and subsequent changes in beneficial ownership of our common stock. To our knowledge, based solely on review of the reports that we filed, written representations that no other reports were required and all Section 16(a) reports provided to us, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with during the fiscal year ended December 31, 2017, with the exception of one Form 4 for vesting of equity for Mr. Rivera that was filed late due to administrative error.

AUDIT COMMITTEE REPORT

            The following report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing under the Securities Act or the Exchange Act, except to the extent ILG specifically incorporates this report by reference therein.

            In accordance with its written charter adopted by the board of directors, the audit committee assists the board of directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of ILG.

            The audit committee reviewed and discussed the audited consolidated financial statements of ILG for the year ended December 31, 2017 with management and the independent registered public accountants. Management has the responsibility for the preparation of ILG's consolidated financial statements, and for determining that the financial statements are complete and accurate and in accordance with U.S. generally accepted accounting principles. ILG's independent registered public accountants are responsible for planning and conducting audits for the examination of those consolidated financial statements.

            The audit committee obtained the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board and discussed with the independent registered public accountants any relationships that may impact their objectivity and independence. The audit committee also reviewed and discussed with the independent registered

73

public accountants all communications required by the Public Company Accounting Oversight Board Auditing Standards No. 16, Communications with Audit Committees, and reviewed and discussed the results of the independent registered public accountants' audit of the financial statements.

            Based on the above-described review and discussions with management and the independent registered public accountants, the audit committee recommended to the board of directors that ILG's audited consolidated financial statements be included in its 2017 Annual Report.

Audit Committee

Lewis J. Korman, Chairman
Thomas J. Kuhn
Thomas J. McInerney
Stephen R. Quazzo

74

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Related Persons

            ILG has adopted a written policy for the review of transactions with related persons by the audit committee of the board of directors. The policy requires review, approval or ratification of transactions exceeding $120,000 in which ILG is a participant and in which an ILG director, executive officer, a holder of more than five percent (5%) of the Company's common stock or an immediate family member of any of the foregoing persons has a direct or indirect material interest. The audit committee determines whether these transactions are in, or not inconsistent with, the best interests of ILG and its stockholders, taking into consideration whether they are on terms no less favorable to ILG than those available with other parties and the related person's interest in the transaction. The relationships and related party transactions described below relating to Qurate Retail Group ("Qurate") (formerly Liberty Interactive Corporation ("Liberty")) were originally entered into prior to or in connection with ILG's spin-off from IAC in August 2008 and were amended in connection with the acquisition of Vistana in 2016. The terms "related person" and "transaction" have the meanings set forth in Item 404(a) of Regulation S-K promulgated by the SEC.

Agreements with Qurate

            As of                           , Qurate beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) 16,643,957 shares or         % of ILG common stock. The Amended Spinco Agreement between ILG and Qurate provides that Qurate is entitled to appoint two directors to the ILG Board. So long as Qurate continues to beneficially own at least 10% of ILG's common stock, Qurate has the right to nominate a proportionate number of directors to ILG's board of directors. The amended agreement restricts Qurate and its affiliates from acquiring in excess of 35% of ILG's outstanding shares of common stock without ILG's consent.

            The amended agreement with Qurate, and the respective rights and obligations thereunder, will terminate if Qurate 's beneficial ownership falls below 10% of ILG's outstanding equity, unless Qurate's ownership was reduced below 10% not in conjunction with Qurate transferring its shares. In that event, Qurate's rights will terminate three years from the date of the amended agreement.

            Under the amended registration rights agreement between ILG and Qurate, Qurate has four demand registration rights and the aggregate offering price threshold for any demand registration statement is at least $50 million. Pursuant to the amended registration rights agreement, ILG must prepare a demand registration statement if requested by Qurate.

Other

            An officer of Royal Caribbean Cruises Ltd. ("Royal Caribbean"), Victoria L. Freed, is part of our board of directors. Through the travel services we offer, we sell Royal Caribbean cruises. During 2017, we recorded revenue of $0.7 million for these sales and Royal Caribbean had $6.7 million of gross sales from our bookings of their cruises, which in each case is less than 5% of gross revenues for the year.

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INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS' FEES

            The following table sets forth fees for professional services rendered by Ernst & Young LLP for fiscal years 2017 and 2016.

	2017 Estimated Fees	2016 Actual Fees
Audit Fees(1)(3)	$5,007,253	$4,987,307
Audit-Related Fees(2)	191,200	254,791
Tax Fees(3)(4)	58,074	50,435
All Other Fees	—	—

Total Fees	$5,256,527	$5,292,533

(1)
Includes fees and expenses related to the fiscal year integrated audit and PCAOB AU Section 722, Interim Financial Information, statutory audits of foreign subsidiaries, SEC filings, including consents and comment letters, and attestations on Statements of Key Operating Exchange Statistics of Interval International and Vistana, notwithstanding when the fees and expenses were billed or when the services were rendered. These services reflect additional work in 2016 related to the Vistana acquisition.

(2)
Includes fees and expenses related to agreed upon accounting procedures and accounting consultation in connection with a business combination rendered during the respective year.

(3)
Amounts in local currencies are converted at the respective exchange rates at December 31, 2017.

(4)
Includes fees and expenses related to tax compliance services and transfer pricing advisory services rendered during the respective year.

Audit Committee Pre-Approval of Independent Accountant Services

            The audit committee pre-approves all audit and permissible non-audit services provided by the independent registered public accountants. These services may include audit services, audit-related services, tax services and other services.

            Ernst & Young LLP has been selected by the audit committee to serve as ILG's independent registered public accountants for the fiscal year ending December 31, 2018. A representative of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

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PROPOSAL 3—RATIFICATION OF THE SELECTION OF ILG'S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

            ILG is asking its stockholders to ratify the selection of Ernst & Young LLP as ILG's independent registered public accounting firm for the year ending December 31, 2018. Although ratification is not required, the board of directors is submitting the selection of Ernst & Young LLP to its stockholders for ratification as a matter of good corporate governance. If the selection is not ratified, the audit committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the audit committee in its discretion may select a different registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interests of ILG and its stockholders.

            We have been advised by Ernst & Young LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in ILG or any of its subsidiaries.

Recommendation

            THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS ILG'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2018.

            The affirmative vote of a majority of the votes cast at the Annual Meeting at which a quorum is present is required to approve this proposal. If your broker holds your shares, your broker is not entitled to vote your shares on this proposal without your instruction. Broker non-votes will have no effect on the outcome of ratification vote because broker non-votes are not counted in determining the number of votes necessary for approval.

            If you have any questions or require any assistance with voting your shares, please call our proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022

Stockholders May Call:
Toll-Free at (877) 800-5192 (from the U.S. and Canada)
(412) 232-3651 (from other locations)
Banks and Brokers May Call Collect: (212) 750-5833

77

OTHER MATTERS

            Management does not know of any other matters which will be presented for action at the Annual Meeting. If any other matters shall properly come before the Annual Meeting, the persons named in the proxy will vote thereon in accordance with their judgment.

Stockholder Proposals for 2019 Annual Meeting

            An eligible stockholder who wishes to have its qualifying stockholder proposal considered for inclusion in our proxy materials for such meeting must send a qualifying stockholder proposal to our Corporate Secretary at our executive offices at the address below no later than the close of business on                           , 2018. To qualify as an eligible stockholder with regard to making a stockholder proposal, a stockholder must, among other things, have continuously held at least $2,000 in market value or 1% of our outstanding capital stock for at least one year by the date of submission of the stockholder proposal, and must continue to own that amount of stock through the date of the Annual Meeting.

            If you want to make a proposal or nominate a director for consideration at next year's Annual Meeting without having the proposal included in our proxy materials, you must comply with the current advance notice provisions and other requirements set forth in our Bylaws. Under our Bylaws, a stockholder may bring a matter to vote upon at an annual meeting by giving adequate notice to our Corporate Secretary. To be adequate, that notice must contain the information specified in our Bylaws and be received by us not earlier than                           , 2019 nor later than 5:00 p.m., Eastern Time, on                           , 2019. If, however, the date of the Annual Meeting is advanced or delayed by more than 30 days from                           , 2019, timely notice by the stockholder must be delivered not later than the 90th day prior to the date of such Annual Meeting or, if later, the tenth day following the day on which public announcement of the date of such meeting is first made.

            If we do not receive your proposal or nomination by the appropriate deadline, then it may not be brought before the 2019 annual meeting of stockholders. The fact that we may not insist upon compliance with these requirements should not be construed as a waiver of our right to do so at any time in the future.

            All proposals or nominations should be addressed to ILG, Inc., 6262 Sunset Drive, Miami, Florida 33143, Attention: Corporate Secretary.

ANNUAL REPORTS

            Upon written request to the Corporate Secretary, ILG, Inc., 6262 Sunset Drive, Miami, Florida 33143, ILG will provide without charge to each person solicited a copy of ILG's 2017 Annual Report, including the financial statements and financial statement schedule filed therewith. Copies are also available on our website, www.ilg.com. ILG will furnish requesting stockholders with any exhibit not contained in its 2017 Annual Report upon payment of copying costs.

By order of the Board of Directors,

Victoria J. Kincke
 Secretary

Dated                           , 2018

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APPENDIX A

ADJUSTED EBITDA REPORTED RECONCILIATION

	Year Ended December 31,
	2017	2016	2015	2014	2013
	(in millions)
Net income attributable to common stockholders	$168	$265	$73	$79	$81
Net income attributable to noncontrolling interest	3	2	2	3	1
Net income	171	267	75	82	82
Income tax provision	26	57	41	45	45
Other special items (gain on bargain purchase)	(2)	(163)	–	–	–
Equity in earnings from unconsolidated entities	(4)	(5)	(5)	5	–
Other non-operating expense, net	3	7	(3)	(2)	–
Interest expense	26	23	21	7	6
Interest income	(1)	(1)	(1)	–	–

Operating income	219	185	128	127	133
Other non-operating income (expense), net	(3)	(7)	3	2	–
Other special items (gain on bargain purchase)	2	163	–	–	–
Equity in earnings from unconsolidated entities	4	5	5	5	–
Net income attributable to noncontrolling interest	(3)	(2)	(2)	(3)	(1)
Depreciation expense	60	43	18	16	15
Amortization expense of intangibles	20	19	14	12	8

EBITDA	299	406	166	159	155
Other special items	4	(163)	–	–	(3)
Asset impairments	10	–	–	–	–
Impact of purchase accounting	(4)	12	1	2	–
Acquisition related and restructuring costs	12	22	8	7	4
Less: Other non-operating (income) expense, net	3	7	(3)	(2)	–
Non-cash compensation expense	22	18	13	11	10

Adjusted EBITDA	$346	$302	$185	$173	$166

A-1

ADJUSTED EBITDA LONG-TERM INCENTIVE CALCULATION RECONCILIATION

	Year Ended December 31,
	2017	2016	2015
	(in millions)
Net income attributable to common stockholders	$168	$265	$73
Net income attributable to noncontrolling interest	3	2	2
Net income	171	267	75
Income tax provision	26	57	41
Other special items (gain on bargain purchase)	(2)	(163)	–
Equity in earnings from unconsolidated entities	(4)	(5)	(5)
Other non-operating expense, net	3	7	(3)
Interest expense	26	23	21
Interest income	(1)	(1)	(1)

Operating income	219	185	128
Other non-operating income (expense), net	(3)	(7)	3
Other special items (gain on bargain purchase)	2	163	–
Equity in earnings from unconsolidated entities	4	5	5
Net income attributable to noncontrolling interest	(3)	(2)	(2)
Depreciation expense	60	43	18
Amortization expense of intangibles	20	19	14

EBITDA	299	406	166
Other special items	4	(163)	–
Asset impairments	10	–	–
Acquisition related and restructuring costs	12	22	8
Less: Other non-operating (income) expense, net	3	7	(3)
Non-cash compensation expense	22	18	13

Adjusted EBITDA	$350	$290	$184

	Year Ended December 31,
	2017	2016	2015
	(in millions)
Operating activities before inventory spend	$310	$168	$143
Inventory spend	(231)	(175)	–

Net cash provided by (used in) operating activities	79	(7)	143
Repayments on securitizations	(178)	(93)	–
Proceeds from securitizations, net of debt issuance costs	322	370	–
Net changes in financing-related restricted cash	14	(25)	–

Net securitization activities	158	252	–
Capital expenditures	(119)	(95)	(20)
Acquisition-related and restructuring payments	10	30	6

Free cash flow	$128	$180	$129

A-2

	Year Ended December 31,
	2017	2016	2015
	(in millions)
Net income attributable to common stockholders	$168	$265	$73
Acquisition related and restructuring costs	12	22	8
Other non-operating foreign currency remeasurements	(1)	7	(4)
Impact of purchase accounting	(2)	15	1
Other special items	(40)	(163)	–
Asset impairments	10	–	–
Income tax impact on adjusting items(1)	(8)	(16)	(2)

Adjusted net income	$139	$130	$76
Earnings per share attributable to common stockholders:
Basic	$1.36	$2.62	$1.28
Diluted	$1.34	$2.60	$1.26
Adjusted earnings per share:
Basic	$1.12	$1.29	$1.33
Diluted	$1.10	$1.28	$1.32
Weighted average number of common stock outstanding:
Basic	124,032	100,868	57,400
Diluted	125,833	101,732	57,989

(1)
Tax rate utilized is the applicable effective tax rate respective to the period to the extent amounts are deductible

A-3

APPENDIX B

SUPPLEMENTAL INFORMATION REGARDING PARTICIPANTS

            The following tables ("Directors and Nominees" and "Officers and Employees") set forth the name and business address of all of our directors and the Board of Directors' nominees for election at our 2018 Annual Meeting, and the name, present principal occupation and business address of our officers and employees who, under the rules of the SEC, are considered to be participants in our solicitation of proxies from our stockholders in connection with our 2018 Annual Meeting (collectively, the "Participants").

Directors and Nominees

            The principal occupations of our directors and nominees are set forth under the sections above titled "Information Regarding the Director Nominees" of this Proxy Statement. The names of the directors are set forth below and the business addresses for all the directors is c/o ILG, Inc., 6262 Sunset Drive, Miami, Florida 33143.

Name
Craig M. Nash
David Flowers
Victoria L. Freed
Lizanne Galbreath
Chad Hollingsworth
Lewis J. Korman
Thomas J. Kuhn
Thomas J. McInerney
Thomas P. Murphy, Jr.
Stephen R. Quazzo
Sergio D. Rivera
Thomas O. Ryder
Avy H. Stein

B-1

Officer and Employees

            The principal occupations of our officers and employees who are considered Participants are set forth below. The principal occupation refers to such person's position with ILG, and the business address for each person is c/o ILG, Inc., 6262 Sunset Drive, Miami, Florida 33143.

Name	Position
Craig M. Nash	Chairman, President and Chief Executive Officer
Jeanette E. Marbert	Executive Vice President, ILG
President and Chief Executive Officer, Exchange & Rental segment
William L. Harvey	Executive Vice President and Chief Financial Officer
Sergio D. Rivera	Executive Vice President, ILG
President and Chief Executive Officer, Vacation Ownership segment
Victoria Kincke	Executive Vice President and General Counsel
Lily Arteaga	Senior Vice President, Investor Relations

Information Regarding Ownership of Company Securities By Participants

            The amount of the ILG's securities beneficially owned by directors and named executive officers as of March 31, 2018, including the number of securities for which beneficial ownership can be acquired within 60 days of such date, is set forth in the table appearing under the heading "Security Ownership of Certain Beneficial Owners and Management" above. The amount of the ILG's securities beneficially owned as of the same date, including the number of securities for which beneficial ownership can be acquired within 60 days of such date, for the remaining Participants is set forth in the table below.

Name of Participant	Shares Beneficially Owned
Lily Arteaga	1,501

Information Regarding Transactions in ILG's Securities by Participants

            The following table sets forth information regarding purchases and sales of ILG's securities by each Participant during the past two years. No part of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

B-2

 ILG Securities Purchased or Sold
(April 1, 2016 through March 31, 2018)

Name	Transaction Date	Number of Shares	Transaction Description
Craig M. Nash	5/12/2016	175,562	Acquisition—award of RSUs and Performance RSUs
Craig M. Nash	6/21/2016	3,771	Acquisition—award of dividend equivalent rights(1)
Craig M. Nash	9/21/2016	3,488	Acquisition—award of dividend equivalent rights(1)
Craig M. Nash	12/20/2016	3,225	Acquisition—award of dividend equivalent rights(1)
Craig M. Nash	2/14/2017	149,925	Acquisition—award of Annual RSUs and Performance RSUs
Craig M. Nash	2/23/2017	30,660	Acquisition—vesting of RSUs
Craig M. Nash	2/23/2017	8,355	Disposition—surrender of shares for tax withholding
Craig M. Nash	2/24/2017	18,050	Acquisition—vesting of RSUs
Craig M. Nash	2/24/2017	5,448	Disposition—surrender of shares for tax withholding
Craig M. Nash	2/25/2017	16,421	Acquisition—vesting of RSUs
Craig M. Nash	2/25/2017	6,889	Disposition—surrender of shares for tax withholding
Craig M. Nash	2/26/2017	20,213	Acquisition—vesting of RSUs
Craig M. Nash	2/26/2017	8,480	Disposition—surrender of shares for tax withholding
Craig M. Nash	2/28/2017	26,288	Acquisition—vesting of RSUs
Craig M. Nash	2/28/2017	11,028	Disposition—surrender of shares for tax withholding
Craig M. Nash	3/28/2017	4,071	Acquisition—award of dividend equivalent rights(1)
Craig M. Nash	6/20/2017	2,911	Acquisition—award of dividend equivalent rights(1)
Craig M. Nash	9/18/2017	3,237	Acquisition—award of dividend equivalent rights(1)
Craig M. Nash	12/19/2017	2,960	Acquisition—award of dividend equivalent rights(1)
Craig M. Nash	2/20/2018	97,943	Acquisition—award of Annual RSUs and Performance RSUs
Craig M. Nash	2/20/2018	25,339	Acquisition—vesting of RSUs
Craig M. Nash	2/20/2018	6,155	Disposition—surrender of shares for tax withholding
Craig M. Nash	2/23/2018	31,409	Acquisition—vesting of RSUs
Craig M. Nash	2/23/2018	12,180	Disposition—surrender of shares for tax withholding
Craig M. Nash	2/24/2018	18,492	Acquisition—vesting of RSUs
Craig M. Nash	2/24/2018	7,277	Disposition—surrender of shares for tax withholding
Craig M. Nash	2/24/2018	15,721	Acquisition—vesting of RSUs
Craig M. Nash	2/24/2018	6,187	Disposition—surrender of shares for tax withholding
Craig M. Nash	2/25/2018	16,835	Acquisition—vesting of RSUs
Craig M. Nash	2/25/2018	6,625	Disposition—surrender of shares for tax withholding
Craig M. Nash	2/28/2018	29,590	Acquisition—vesting of RSUs
Craig M. Nash	2/28/2018	11,644	Disposition—surrender of shares for tax withholding
Craig M. Nash	3/30/18	2,999	Acquisition—award of dividend equivalent rights(1)
Sergio D. Rivera	5/11/2016	12,067	Acquisition—stock acquired in Vistana merger
Sergio D. Rivera	5/12/2016	8,778	Acquisition—award of RSUs
Sergio D. Rivera	6/21/2016	69	Acquisition—award of dividend equivalent rights(1)
Sergio D. Rivera	9/21/2016	63	Acquisition—award of dividend equivalent rights(1)
Sergio D. Rivera	11/7/2016	59,896	Acquisition—award of Annual RSUs and Performance RSUs
Sergio D. Rivera	12/20/2016	842	Acquisition—award of dividend equivalent rights(1)
Sergio D. Rivera	2/14/2017	53,545	Acquisition—award of Annual RSUs and Performance RSUs
Sergio D. Rivera	3/28/2017	1,383	Acquisition—award of dividend equivalent rights(1)
Sergio D. Rivera	5/12/2017	9,035	Acquisition—vesting of RSUs
Sergio D. Rivera	6/20/2017	941	Acquisition—award of dividend equivalent rights(1)
Sergio D. Rivera	9/18/2017	1,046	Acquisition—award of dividend equivalent rights(1)
Sergio D. Rivera	11/7/2017	24,571	Acquisition—vesting of RSUs
Sergio D. Rivera	11/7/2017	7,761	Disposition—surrender of shares for tax withholding

B-3

Name	Transaction Date	Number of Shares	Transaction Description
Sergio D. Rivera	12/19/2017	824	Acquisition—award of dividend equivalent rights(1)
Sergio D. Rivera	2/20/2018	39,177	Acquisition—award of Annual RSUs and Performance RSUs
Sergio D. Rivera	2/20/2018	9,049	Acquisition—vesting of RSUs
Sergio D. Rivera	2/20/2018	2,258	Disposition—surrender of shares for tax withholding
Sergio D. Rivera	2/28/2018	15,233	Acquisition—vesting of RSUs
Sergio D. Rivera	2/28/2018	3,710	Disposition—surrender of shares for tax withholding
Sergio D. Rivera	3/30/18	941	Acquisition—award of dividend equivalent rights(1)
Jeanette E. Marbert	5/12/2016	70,255	Acquisition—award of RSUs and Performance RSUs
Jeanette E. Marbert	6/21/2016	1,300	Acquisition—award of dividend equivalent rights(1)
Jeanette E. Marbert	9/21/2016	1,217	Acquisition—award of dividend equivalent rights(1)
Jeanette E. Marbert	12/20/2016	1,126	Acquisition—award of dividend equivalent rights(1)
Jeanette E. Marbert	2/14/2017	40,158	Acquisition—award of Annual RSUs and Performance RSUs
Jeanette E. Marbert	2/23/2017	9,942	Acquisition—vesting of RSUs
Jeanette E. Marbert	2/23/2017	2,839	Disposition—surrender of shares for tax withholding
Jeanette E. Marbert	2/24/2017	5,742	Acquisition—vesting of RSUs
Jeanette E. Marbert	2/24/2017	1,571	Disposition—surrender of shares for tax withholding
Jeanette E. Marbert	2/25/2017	5,223	Acquisition—vesting of RSUs
Jeanette E. Marbert	2/25/2017	2,192	Disposition—surrender of shares for tax withholding
Jeanette E. Marbert	2/26/2017	6,069	Acquisition—vesting of RSUs
Jeanette E. Marbert	2/26/2017	1,660	Disposition—surrender of shares for tax withholding
Jeanette E. Marbert	2/28/2017	8,364	Acquisition—vesting of RSUs
Jeanette E. Marbert	2/28/2017	2,288	Disposition—surrender of shares for tax withholding
Jeanette E. Marbert	3/28/2017	1,378	Acquisition—award of dividend equivalent rights(1)
Jeanette E. Marbert	6/20/2017	986	Acquisition—award of dividend equivalent rights(1)
Jeanette E. Marbert	9/18/2017	1,096	Acquisition—award of dividend equivalent rights(1)
Jeanette E. Marbert	12/19/2017	1,002	Acquisition—award of dividend equivalent rights(1)
Jeanette E. Marbert	2/20/2018	27,751	Acquisition—award of Annual RSUs and Performance RSUs
Jeanette E. Marbert	2/20/2018	6,786	Acquisition—vesting of RSUs
Jeanette E. Marbert	2/20/2018	1,717	Disposition—surrender of shares for tax withholding
Jeanette E. Marbert	2/23/2018	10,186	Acquisition—vesting of RSUs
Jeanette E. Marbert	2/23/2018	2,481	Disposition—surrender of shares for tax withholding
Jeanette E. Marbert	2/24/2018	5,882	Acquisition—vesting of RSUs
Jeanette E. Marbert	2/24/2018	1,433	Disposition—surrender of shares for tax withholding
Jeanette E. Marbert	2/24/2018	5,000	Acquisition—vesting of RSUs
Jeanette E. Marbert	2/24/2018	1,968	Disposition—surrender of shares for tax withholding
Jeanette E. Marbert	2/25/2018	5,362	Acquisition—vesting of RSUs
Jeanette E. Marbert	2/25/2018	2,111	Disposition—surrender of shares for tax withholding
Jeanette E. Marbert	2/28/2018	9,415	Acquisition—vesting of RSUs
Jeanette E. Marbert	2/28/2018	3,705	Disposition—surrender of shares for tax withholding
Jeanette E. Marbert	3/30/18	987	Acquisition—award of dividend equivalent rights(1)
William L. Harvey	5/12/2016	70,255	Acquisition—award of RSUs and Performance RSUs
William L. Harvey	6/21/2016	795	Acquisition—award of dividend equivalent rights(1)
William L. Harvey	9/21/2016	970	Acquisition—award of dividend equivalent rights(1)
William L. Harvey	12/20/2016	897	Acquisition—award of dividend equivalent rights(1)
William L. Harvey	2/14/2017	32,127	Acquisition—award of Annual RSUs and Performance RSUs
William L. Harvey	2/23/2017	6,627	Acquisition—vesting of RSUs
William L. Harvey	2/23/2017	1,961	Disposition—surrender of shares for tax withholding
William L. Harvey	2/24/2017	3,897	Acquisition—vesting of RSUs

B-4

Name	Transaction Date	Number of Shares	Transaction Description
William L. Harvey	2/24/2017	1,062	Disposition—surrender of shares for tax withholding
William L. Harvey	2/25/2017	2,984	Acquisition—vesting of RSUs
William L. Harvey	2/25/2017	817	Disposition—surrender of shares for tax withholding
William L. Harvey	2/26/2017	4,047	Acquisition—vesting of RSUs
William L. Harvey	2/26/2017	1,107	Disposition—surrender of shares for tax withholding
William L. Harvey	2/28/2017	4,788	Acquisition—vesting of RSUs
William L. Harvey	2/28/2017	1,310	Disposition—surrender of shares for tax withholding
William L. Harvey	3/28/2017	1,123	Acquisition—award of dividend equivalent rights(1)
William L. Harvey	6/20/2017	803	Acquisition—award of dividend equivalent rights(1)
William L. Harvey	9/18/2017	893	Acquisition—award of dividend equivalent rights(1)
William L. Harvey	12/19/2017	816	Acquisition—award of dividend equivalent rights(1)
William L. Harvey	2/20/2018	22,853	Acquisition—award of Annual RSUs and Performance RSUs
William L. Harvey	2/20/2018	5,429	Acquisition—vesting of RSUs
William L. Harvey	2/20/2018	1,410	Disposition—surrender of shares for tax withholding
William L. Harvey	2/23/2018	6,790	Acquisition—vesting of RSUs
William L. Harvey	2/23/2018	2,672	Disposition—surrender of shares for tax withholding
William L. Harvey	2/24/2018	3,990	Acquisition—vesting of RSUs
William L. Harvey	2/24/2018	1,571	Disposition—surrender of shares for tax withholding
William L. Harvey	2/24/2018	3,394	Acquisition—vesting of RSUs
William L. Harvey	2/24/2018	1,336	Disposition—surrender of shares for tax withholding
William L. Harvey	2/25/2018	3,067	Acquisition—vesting of RSUs
William L. Harvey	2/25/2018	1,208	Disposition—surrender of shares for tax withholding
William L. Harvey	2/28/2018	6,388	Acquisition—vesting of RSUs
William L. Harvey	2/28/2018	2,514	Disposition—surrender of shares for tax withholding
William L. Harvey	3/30/18	846	Acquisition—award of dividend equivalent rights(1)
Victoria J. Kincke	5/12/2016	21,067	Acquisition—award of RSUs and Performance RSUs
Victoria J. Kincke	6/21/2016	365	Acquisition—award of dividend equivalent rights(1)
Victoria J. Kincke	9/21/2016	355	Acquisition—award of dividend equivalent rights(1)
Victoria J. Kincke	12/20/2016	328	Acquisition—award of dividend equivalent rights(1)
Victoria J. Kincke	2/14/2017	16,063	Acquisition—award of Annual RSUs and Performance RSUs
Victoria J. Kincke	2/23/2017	2,815	Acquisition—vesting of RSUs
Victoria J. Kincke	2/23/2017	920	Disposition—surrender of shares for tax withholding
Victoria J. Kincke	2/24/2017	1,640	Acquisition—vesting of RSUs
Victoria J. Kincke	2/24/2017	525	Disposition—surrender of shares for tax withholding
Victoria J. Kincke	2/25/2017	1,492	Acquisition—vesting of RSUs
Victoria J. Kincke	2/25/2017	409	Disposition—surrender of shares for tax withholding
Victoria J. Kincke	2/26/2017	1,823	Acquisition—vesting of RSUs
Victoria J. Kincke	2/26/2017	484	Disposition—surrender of shares for tax withholding
Victoria J. Kincke	2/28/2017	2,392	Acquisition—vesting of RSUs
Victoria J. Kincke	2/28/2017	638	Disposition—surrender of shares for tax withholding
Victoria J. Kincke	3/28/2017	307	Acquisition—award of dividend equivalent rights(1)
Victoria J. Kincke	6/20/2017	716	Acquisition—award of dividend equivalent rights(1)
Victoria J. Kincke	9/18/2017	341	Acquisition—award of dividend equivalent rights(1)
Victoria J. Kincke	12/19/2017	312	Acquisition—award of dividend equivalent rights(1)
Victoria J. Kincke	2/20/2018	11,427	Acquisition—award of Annual RSUs and Performance RSUs

B-5

Name	Transaction Date	Number of Shares	Transaction Description
Victoria J. Kincke	2/20/2018	2,713	Acquisition—vesting of RSUs
Victoria J. Kincke	2/20/2018	794	Disposition—surrender of shares for tax withholding
Victoria J. Kincke	2/23/2018	2,885	Acquisition—vesting of RSUs
Victoria J. Kincke	2/23/2018	1,031	Disposition—surrender of shares for tax withholding
Victoria J. Kincke	2/24/2018	1,680	Acquisition—vesting of RSUs
Victoria J. Kincke	2/24/2018	611	Disposition—surrender of shares for tax withholding
Victoria J. Kincke	2/24/2018	1,431	Acquisition—vesting of RSUs
Victoria J. Kincke	2/24/2018	521	Disposition—surrender of shares for tax withholding
Victoria J. Kincke	2/25/2018	1,536	Acquisition—vesting of RSUs
Victoria J. Kincke	2/25/2018	559	Disposition—surrender of shares for tax withholding
Victoria J. Kincke	2/28/2018	2,689	Acquisition—vesting of RSUs
Victoria J. Kincke	2/28/2018	978	Disposition—surrender of shares for tax withholding
Victoria J. Kincke	3/30/18	329	Acquisition—award of dividend equivalent rights(1)
Lily Arteaga	6/21/2016	31	Acquisition—award of dividend equivalent rights
Lily Arteaga	9/21/2016	33	Acquisition—award of dividend equivalent rights
Lily Arteaga	12/20/2016	28	Acquisition—award of dividend equivalent rights
Lily Arteaga	2/14/2017	3,748	Acquisition—award of RSUs
Lily Arteaga	2/23/2017	439	Acquisition—vesting of RSUs
Lily Arteaga	2/23/2017	144	Disposition—surrender of shares for tax withholding
Lily Arteaga	3/28/2017	58	Acquisition—award of dividend equivalent rights
Lily Arteaga	6/20/2017	41	Acquisition—award of dividend equivalent rights
Lily Arteaga	9/18/2017	46	Acquisition—award of dividend equivalent rights
Lily Arteaga	12/19/2017	42	Acquisition—award of dividend equivalent rights
Lily Arteaga	2/14/2018	1,264	Acquisition—vesting of RSUs
Lily Arteaga	2/14/2018	375	Disposition—surrender of shares for tax withholding
Lily Arteaga	2/20/2018	3,265	Acquisition—award of RSUs
Lily Arteaga	2/23/2018	451	Acquisition—vesting of RSUs
Lily Arteaga	2/23/2018	134	Disposition—surrender of shares for tax withholding
Lily Arteaga	3/30/18	53	Acquisition—award of dividend equivalent rights
Avy H. Stein	5/12/2016	8,778	Acquisition—award of RSUs
Avy H. Stein	5/19/2016	4,882	Acquisition—vesting of RSUs
Avy H. Stein	6/21/2016	224	Acquisition—award of dividend equivalent rights
Avy H. Stein	9/21/2016	205	Acquisition—award of dividend equivalent rights
Avy H. Stein	11/23/2016	15,753	Market purchase
Avy H. Stein	12/20/2016	189	Acquisition—award of dividend equivalent rights
Avy H. Stein	3/28/2017	220	Acquisition—award of dividend equivalent rights
Avy H. Stein	5/12/2017	9,035	Acquisition—vesting of RSUs
Avy H. Stein	5/15/2017	4,808	Acquisition—award of RSUs
Avy H. Stein	6/20/2017	135	Acquisition—award of dividend equivalent rights
Avy H. Stein	9/18/2017	28	Acquisition—award of dividend equivalent rights
Avy H. Stein	12/19/2017	147	Acquisition—award of dividend equivalent rights
Avy H. Stein	3/30/18	144	Acquisition—award of dividend equivalent rights
David Flowers	5/12/2016	8,778	Acquisition—award of RSUs
David Flowers	5/19/2016	4,882	Acquisition—vesting of RSUs
David Flowers	6/21/2016	69	Acquisition—award of dividend equivalent rights
David Flowers	9/21/2016	63	Acquisition—award of dividend equivalent rights
David Flowers	12/20/2016	58	Acquisition—award of dividend equivalent rights
David Flowers	3/28/2017	68	Acquisition—award of dividend equivalent rights

B-6

Name	Transaction Date	Number of Shares	Transaction Description
David Flowers	5/12/2017	9,035	Acquisition—vesting of RSUs
David Flowers	5/15/2017	4,808	Acquisition—award of RSUs
David Flowers	6/20/2017	26	Acquisition—award of dividend equivalent rights
David Flowers	9/18/2017	28	Acquisition—award of dividend equivalent rights
David Flowers	12/19/2017	26	Acquisition—award of dividend equivalent rights
David Flowers	3/30/18	28	Acquisition—award of dividend equivalent rights
Victoria L. Freed	5/12/2016	8,778	Acquisition—award of RSUs
Victoria L. Freed	5/19/2016	4,882	Acquisition—vesting of RSUs
Victoria L. Freed	6/21/2016	69	Acquisition—award of dividend equivalent rights
Victoria L. Freed	9/21/2016	63	Acquisition—award of dividend equivalent rights
Victoria L. Freed	12/20/2016	58	Acquisition—award of dividend equivalent rights
Victoria L. Freed	3/28/2017	68	Acquisition—award of dividend equivalent rights
Victoria L. Freed	5/12/2017	9,035	Acquisition—vesting of RSUs
Victoria L. Freed	5/15/2017	4,808	Acquisition—award of RSUs
Victoria L. Freed	6/20/2017	26	Acquisition—award of dividend equivalent rights
Victoria L. Freed	9/18/2017	28	Acquisition—award of dividend equivalent rights
Victoria L. Freed	12/19/2017	26	Acquisition—award of dividend equivalent rights
Victoria L. Freed	3/30/18	28	Acquisition—award of dividend equivalent rights
Lizanne Galbreath	5/11/2016	7,180	Acquisition—shares received in Vistana transaction
Lizanne Galbreath	5/12/2016	8,778	Acquisition—award of RSUs
Lizanne Galbreath	6/21/2016	69	Acquisition—award of dividend equivalent rights
Lizanne Galbreath	9/21/2016	63	Acquisition—award of dividend equivalent rights
Lizanne Galbreath	12/20/2016	58	Acquisition—award of dividend equivalent rights
Lizanne Galbreath	3/28/2017	68	Acquisition—award of dividend equivalent rights
Lizanne Galbreath	3/31/2017	894	Acquisition—award of shares in lieu of cash board retainer
Lizanne Galbreath	5/12/2017	9,035	Acquisition—vesting of RSUs
Lizanne Galbreath	5/15/2017	4,808	Acquisition—award of RSUs
Lizanne Galbreath	6/20/2017	26	Acquisition—award of dividend equivalent rights
Lizanne Galbreath	6/30/2017	682	Acquisition—award of shares in lieu of cash board retainer
Lizanne Galbreath	9/18/2017	28	Acquisition—award of dividend equivalent rights
Lizanne Galbreath	9/30/2017	701	Acquisition—award of shares in lieu of cash board retainer
Lizanne Galbreath	12/19/2017	26	Acquisition—award of dividend equivalent rights
Lizanne Galbreath	12/29/2017	658	Acquisition—award of shares in lieu of cash board retainer
Lizanne Galbreath	3/30/18	28	Acquisition—award of dividend equivalent rights
Lizanne Galbreath	3/30/18	602	Acquisition—award of shares in lieu of cash board retainer
Chad Hollingsworth	5/12/2016	8,778	Acquisition—award of RSUs
Chad Hollingsworth	5/19/2016	4,882	Acquisition—vesting of RSUs
Chad Hollingsworth	6/21/2016	69	Acquisition—award of dividend equivalent rights
Chad Hollingsworth	9/21/2016	63	Acquisition—award of dividend equivalent rights
Chad Hollingsworth	12/20/2016	58	Acquisition—award of dividend equivalent rights
Chad Hollingsworth	3/28/2017	68	Acquisition—award of dividend equivalent rights
Chad Hollingsworth	5/12/2017	9,035	Acquisition—vesting of RSUs
Chad Hollingsworth	5/15/2017	4,808	Acquisition—award of RSUs

B-7

Name	Transaction Date	Number of Shares	Transaction Description
Chad Hollingsworth	6/20/2017	26	Acquisition—award of dividend equivalent rights
Chad Hollingsworth	9/18/2017	28	Acquisition—award of dividend equivalent rights
Chad Hollingsworth	12/19/2017	26	Acquisition—award of dividend equivalent rights
Chad Hollingsworth	3/30/18	28	Acquisition—award of dividend equivalent rights(1)
Lewis J. Korman	5/12/2016	8,778	Acquisition—award of RSUs
Lewis J. Korman	5/19/2016	4,882	Acquisition—vesting of RSUs
Lewis J. Korman	6/21/2016	69	Acquisition—award of dividend equivalent rights
Lewis J. Korman	9/21/2016	63	Acquisition—award of dividend equivalent rights
Lewis J. Korman	12/20/2016	58	Acquisition—award of dividend equivalent rights
Lewis J. Korman	3/28/2017	68	Acquisition—award of dividend equivalent rights
Lewis J. Korman	5/12/2017	9,035	Acquisition—vesting of RSUs
Lewis J. Korman	5/15/2017	4,808	Acquisition—award of RSUs
Lewis J. Korman	6/20/2017	26	Acquisition—award of dividend equivalent rights
Lewis J. Korman	9/18/2017	28	Acquisition—award of dividend equivalent rights
Lewis J. Korman	12/19/2017	26	Acquisition—award of dividend equivalent rights
Lewis J. Korman	3/30/18	28	Acquisition—award of dividend equivalent rights(1)
Thomas J. Kuhn	5/12/2016	8,778	Acquisition—award of RSUs
Thomas J. Kuhn	5/19/2016	4,882	Acquisition—vesting of RSUs
Thomas J. Kuhn	6/21/2016	346	Acquisition—award of dividend equivalent rights
Thomas J. Kuhn	6/30/2016	1,651	Acquisition—award of deferred shares in lieu of cash board retainer
Thomas J. Kuhn	9/21/2016	329	Acquisition—award of dividend equivalent rights
Thomas J. Kuhn	9/30/2016	1,529	Acquisition—award of deferred shares in lieu of cash board retainer
Thomas J. Kuhn	12/20/2016	314	Acquisition—award of dividend equivalent rights
Thomas J. Kuhn	12/30/2016	1,445	Acquisition—award of deferred shares in lieu of cash board retainer
Thomas J. Kuhn	3/28/2017	376	Acquisition—award of dividend equivalent rights
Thomas J. Kuhn	3/31/2017	1,252	Acquisition—award of deferred shares in lieu of cash board retainer
Thomas J. Kuhn	5/12/2017	9,035	Acquisition—vesting of RSUs
Thomas J. Kuhn	5/15/2017	4,808	Acquisition—award of RSUs
Thomas J. Kuhn	6/20/2017	26	Acquisition—award of dividend equivalent rights
Thomas J. Kuhn	6/30/2017	955	Acquisition—award of deferred shares in lieu of cash board retainer
Thomas J. Kuhn	9/18/2017	28	Acquisition—award of dividend equivalent rights
Thomas J. Kuhn	9/30/2017	982	Acquisition—award of deferred shares in lieu of cash board retainer
Thomas J. Kuhn	12/19/2017	26	Acquisition—award of dividend equivalent rights
Thomas J. Kuhn	12/31/2017	922	Acquisition—award of deferred shares in lieu of cash board retainer
Thomas J. Kuhn	3/30/18	286	Acquisition—award of dividend equivalent rights
Thomas J. Kuhn	3/30/18	844	Acquisition—award of deferred shares in lieu of cash board retainer
Thomas J. McInerney	5/12/2016	8,778	Acquisition—award of RSUs
Thomas J. McInerney	5/19/2016	4,882	Acquisition—vesting of RSUs
Thomas J. McInerney	6/21/2016	69	Acquisition—award of dividend equivalent rights
Thomas J. McInerney	9/21/2016	63	Acquisition—award of dividend equivalent rights

B-8

Name	Transaction Date	Number of Shares	Transaction Description
Thomas J. McInerney	12/20/2016	58	Acquisition—award of dividend equivalent rights
Thomas J. McInerney	3/28/2017	68	Acquisition—award of dividend equivalent rights
Thomas J. McInerney	5/12/2017	9,035	Acquisition—vesting of RSUs
Thomas J. McInerney	5/15/2017	4,808	Acquisition—award of RSUs
Thomas J. McInerney	6/20/2017	26	Acquisition—award of dividend equivalent rights
Thomas J. McInerney	9/18/2017	28	Acquisition—award of dividend equivalent rights
Thomas J. McInerney	12/19/2017	26	Acquisition—award of dividend equivalent rights
Thomas J. McInerney	3/30/18	28	Acquisition—award of dividend equivalent rights
Thomas P. Murphy, Jr.	5/12/2016	8,778	Acquisition—award of RSUs
Thomas P. Murphy, Jr.	6/21/2016	69	Acquisition—award of dividend equivalent rights
Thomas P. Murphy, Jr.	9/21/2016	63	Acquisition—award of dividend equivalent rights
Thomas P. Murphy, Jr.	12/20/2016	58	Acquisition—award of dividend equivalent rights
Thomas P. Murphy, Jr.	3/28/2017	68	Acquisition—award of dividend equivalent rights
Thomas P. Murphy, Jr.	5/12/2017	9,035	Acquisition—vesting of RSUs
Thomas P. Murphy, Jr.	5/15/2017	4,808	Acquisition—award of RSUs
Thomas P. Murphy, Jr.	5/19/2016	4,882	Acquisition—vesting of RSUs
Thomas P. Murphy, Jr.	6/20/2017	26	Acquisition—award of dividend equivalent rights
Thomas P. Murphy, Jr.	9/18/2017	28	Acquisition—award of dividend equivalent rights
Thomas P. Murphy, Jr.	12/19/2017	26	Acquisition—award of dividend equivalent rights
Thomas P. Murphy, Jr.	3/30/18	28	Acquisition—award of dividend equivalent rights
Stephen R. Quazzo	5/11/2016	23,982	Acquisition—shares received in Vistana transaction (including through personal trust but excluding shares owned by spouse and trusts for children)
Stephen R. Quazzo	5/12/2016	8,778	Acquisition—award of RSUs
Stephen R. Quazzo	6/21/2016	69	Acquisition—award of dividend equivalent rights
Stephen R. Quazzo	9/21/2016	63	Acquisition—award of dividend equivalent rights
Stephen R. Quazzo	12/20/2016	58	Acquisition—award of dividend equivalent rights
Stephen R. Quazzo	3/28/2017	68	Acquisition—award of dividend equivalent rights
Stephen R. Quazzo	3/31/2017	954	Acquisition—award of shares in lieu of cash board retainer
Stephen R. Quazzo	5/12/2017	9,035	Acquisition—vesting of RSUs
Stephen R. Quazzo	5/15/2017	4,808	Acquisition—award of RSUs
Stephen R. Quazzo	6/20/2017	26	Acquisition—award of dividend equivalent rights
Stephen R. Quazzo	6/30/2017	727	Acquisition—award of shares in lieu of cash board retainer
Stephen R. Quazzo	9/18/2017	28	Acquisition—award of dividend equivalent rights
Stephen R. Quazzo	9/30/2017	748	Acquisition—award of shares in lieu of cash board retainer
Stephen R. Quazzo	12/19/2017	26	Acquisition—award of dividend equivalent rights
Stephen R. Quazzo	12/31/2017	702	Acquisition—award of shares in lieu of cash board retainer
Stephen R. Quazzo	3/30/18	28	Acquisition—award of dividend equivalent rights
Stephen R. Quazzo	3/30/18	642	Acquisition—award of shares in lieu of cash board retainer
Thomas O. Ryder	5/11/2016	3,403	Acquisition—shares received in Vistana transaction
Thomas O. Ryder	5/12/2016	8,778	Acquisition—award of RSUs
Thomas O. Ryder	6/03/2016	30,000	Acquisition—market purchase
Thomas O. Ryder	6/21/2016	69	Acquisition—award of dividend equivalent rights

B-9

Name	Transaction Date	Number of Shares	Transaction Description
Thomas O. Ryder	9/21/2016	63	Acquisition—award of dividend equivalent rights
Thomas O. Ryder	12/20/2016	58	Acquisition—award of dividend equivalent rights
Thomas O. Ryder	3/28/2017	68	Acquisition—award of dividend equivalent rights
Thomas O. Ryder	3/31/2017	954	Acquisition—award of deferred shares in lieu of cash board retainer
Thomas O. Ryder	5/12/2017	9,035	Acquisition—vesting of RSUs
Thomas O. Ryder	5/15/2017	4,808	Acquisition—award of RSUs
Thomas O. Ryder	6/20/2017	31	Acquisition—award of dividend equivalent rights
Thomas O. Ryder	6/30/2017	727	Acquisition—award of deferred shares in lieu of cash board retainer
Thomas O. Ryder	9/18/2017	38	Acquisition—award of dividend equivalent rights
Thomas O. Ryder	9/30/2017	748	Acquisition—award of deferred shares in lieu of cash board retainer
Thomas O. Ryder	12/19/2017	39	Acquisition—award of dividend equivalent rights
Thomas O. Ryder	12/31/2017	702	Acquisition—award of deferred shares in lieu of cash board retainer
Thomas O. Ryder	3/30/18	46	Acquisition—award of dividend equivalent rights
Thomas O. Ryder	3/30/18	643	Acquisition—award of deferred shares in lieu of cash board retainer
(1)
Award of dividend equivalent rights assumes underlying performance RSUs at target payout

Miscellaneous Information Regarding Participants

            Except as described in this Appendix B or otherwise disclosed in this proxy statement, to ILG's knowledge:

  •
  No Participant owns any securities of ILG of record that such Participant does not own beneficially.

  •
  No Participant is, or was within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of ILG, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

  •
  No associate of any Participant owns beneficially, directly or indirectly, any securities of ILG. No Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of ILG.

  •
  No Participant nor any associate of a Participant is a party to any transaction, since the beginning of ILG's last fiscal year, or any currently proposed transaction, in which (i) ILG was or is to be a participant, (ii) the amount involved exceeds $120,000 and (iii) any Participant or any related person thereof had or will have a direct or indirect material interest.

  •
  No Participant nor any associate of a Participant has any arrangement or understanding with any person (i) with respect to any future employment by ILG or its affiliates or (ii) with respect to any future transactions to which ILG or any of its affiliates will or may be a party.

  •
  No Participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

B-10

Preliminary Proxy Materials - Subject to Completion PLEASE VOTE TODAY! SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE. 6TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED6 ILG, INC. Annual Meeting of Stockholders This Proxy is solicited by the Board of Directors By signing this proxy, you hereby revoke any prior proxies and appoint Craig M. Nash and William L. Harvey, or any of them, each with the power to appoint his substitute, and hereby authorize them to represent and to vote upon and in respect of the matters listed and as designated on the reverse side of this card, all of the shares of common stock of ILG, INC. that you are entitled to vote at the Annual W H I T E Meeting of Stockholders to be held at on , at , and any adjournment or postponement thereof. This proxy will be governed by and construed in accordance with the laws of the State of Delaware and applicable federal securities laws. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended. P R O X Y YOUR VOTE IS VERY IMPORTANT — PLEASE VOTE TODAY (continued and to be signed and dated on the reverse side)

Preliminary Proxy Materials - Subject to Completion ILG, INC. YOUR VOTE IS IMPORTANT Please take a moment now to vote your shares of ILG, Inc. common stock for the upcoming Annual Meeting of Stockholders YOU CAN VOTE TODAY IN ONE OF THREE WAYS: Vote by Internet Please access https://www.proxyvotenow.com/ilg (please note you must type an “s” after “http”). Then, simply follow the easy instructions on the voting site. You will be required to provide the unique Control Number printed below. Vote by Telephone Please call toll-free in the U.S. or Canada at , on a touch-tone telephone. (If outside the U.S. or Canada, call ) Then, simply follow the easy voice prompts. You will be required to provide the unique Control Number printed below. CONTROL NUMBER: Vote by Mail Please complete, sign, date and return the proxy card in the envelope provided to: ILG, Inc., c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, NY 10150-5155. 6TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED6 Please mark vote as in this sample The Board of Directors recommends a vote FOR ALL the nominees listed in Proposal 1 and FOR Proposals 2 and 3. Proposal 1—To elect thirteen directors, each to serve until the 2019 annual meeting and until his or her successor is duly elected and qualified. Proposal 2 — To approve, in an advisory non-binding vote, the compensation of our named executive officers. FORAGAINST ABSTAIN (01) Craig M. Nash (02) David Flowers (03) Victoria L. Freed (04) Lizanne Galbreath (05) Chad Hollingsworth (06) Lewis J. Korman (07) Thomas J. Kuhn (08) Thomas J. McInerney (09) Thomas P. Murphy, Jr. (10) Stephen R. Quazzo (11) Sergio D. Rivera (12) Thomas O. Ryder (13) Avy H. Stein Proposal 3 — To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for ILG for the fiscal year ending December 31, 2018. FORAGAINST ABSTAIN WITHHOLD ALL FOR ALL EXCEPT FOR ALL To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below: Date: , 2018 Signature Signature (if jointly held) Title(s) NOTE: Please sign exactly as name appears hereon. If more than one owner, each must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person. X You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.